                                                                    EXHIBIT 10.9

                       MERGER AND CONTRIBUTION AGREEMENT


                                  [Exhibits to this Agreement have been omitted and will be furnished to the Securities and Exchange Commission upon request]

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----

ARTICLE I    DEFINITIONS................................................   2

ARTICLE II   CONTRIBUTION AND MERGER....................................  14
     2.1     Contribution...............................................  14
     2.2     Merger.....................................................  14
     2.3     The Closing................................................  14
     2.4     Actions at the Closing.....................................  14
     2.5     Additional Action..........................................  15
     2.6     Conversion of Securities...................................  15
     2.7     Certificate of Incorporation...............................  15
     2.8     Acquisition Corporation By-laws............................  15
     2.9     Directors and Officers.....................................  15
     2.10    No Further Rights..........................................  15
     2.11    Closing of Transfer Books..................................  15

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF CRF......................  16
     3.1     Organization, Power and Authority, and Qualification.......  16
     3.2     Authority Relative to this Agreement and the Transactions..  16
     3.3     Binding Obligation.........................................  16
     3.4     No Violation...............................................  16
     3.5     Bankruptcy.................................................  17
     3.6     Non-Foreign Person.........................................  17
     3.7     Leases.....................................................  17
     3.8     Acquiport Financial Statements.............................  18
     3.9     Compliance With Laws.......................................  18
     3.10    Environmental Matters/Soils Conditions.....................  18
     3.11    No Litigation..............................................  18
     3.12    Assessments................................................  18
     3.13    Eminent Domain.............................................  19
     3.14    Insurance Claims...........................................  19
     3.15    Securities Representation..................................  19
     3.16    Tax Matters Representation.................................  19
     3.17    Acquiport Three Organization...............................  19
     3.18    Absence of Liabilities.....................................  20
     3.19    Tax Filing.................................................  20
     3.20    Contracts..................................................  20
     3.21    Qualified Institutional Buyer..............................  20
     3.22    Acquiport Shares...........................................  20
     3.23    Disclaimer of CRF and Acquiport
             Representations and Warranties.............................  20

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF
             ACQUISITION CORPORATION OP AND AOPP........................  21
     4.1     Organization, Power and Authority, and
             Qualification of AOPP......................................  21


     4.2     Organization, Power and Authority, and
             Qualification of Acquisition Corporation,
             OP, PSA, PSP11.............................................  22
     4.3     Governing Documents........................................  22
     4.4     REIT Status................................................  23
     4.5     Authority Relative to this Agreement and Transactions......  23
     4.6     Binding Obligation.........................................  23
     4.7     Issuance of Acquiport AOPP Shares and OP Units.............  24
     4.8     No Violation...............................................  24
     4.9     Bankruptcy.................................................  25
     4.10    Disclosure.................................................  25
     4.11    AOPP Entities Financial Statements.........................  25
     4.12    Adequate Disclosure........................................  26
     4.13    AOPP/OP/Acquisition Corporation Absence of
             Undisclosed Liabilities....................................  26
     4.14    PSP11 Absence of Undisclosed Liabilities...................  26
     4.15    PSP11 Public Information...................................  26
     4.16    Capitalization.............................................  27
     4.17    Compliance with Laws.......................................  27
     4.18    Title Matters..............................................  27
     4.19    REIT Properties Compliance Standards.......................  28
     4.20    Environmental Matters/Soil Conditions......................  29
     4.21    Leases.....................................................  29
     4.22    Contracts..................................................  29
     4.23    No Litigation or Adverse Events............................  30
     4.24    Non-Foreign Person.........................................  30
     4.25    No UBTI....................................................  30
     4.26    Employment Agreements......................................  30
     4.27    Assessments................................................  30
     4.28    Eminent Domain.............................................  30
     4.29    Insurance Claims...........................................  31
     4.30    Disclaimer of AOPP Representations and
             Warranties.................................................  31

ARTICLE V    RELEASE....................................................  32
     5.1     Release....................................................  32

ARTICLE VI   THE CLOSING................................................  32
     6.1     Deliveries by Acquiport and CRF............................  32
     6.2     Deliveries by Acquisition Corporation and
             AOPP.......................................................  34
     6.3     Closing Prorations.........................................  35
     6.4     Closing Costs..............................................  37
     6.5     Possession.................................................  37
     6.6     Notices to Tenants.........................................  37
     6.7     Reporting Requirements.....................................  37

ARTICLE VII  INDEMNITY..................................................  38
     7.1     AOPP/OP General Indemnity..................................  38
     7.2     CRF General Indemnity......................................  38
     7.3     Securities Indemnification.................................  38
     7.4     Limited Securities Indemnification by CRF..................  39

                                                                        Page
                                                                        ----
     7.5     Conduct of Indemnification Proceedings.....................  40
     7.6     Contribution...............................................  41
     7.7     Liability Threshold........................................  41
     7.8     Maximum Liability..........................................  42
     7.9     Survival...................................................  42

ARTICLE VIII INDUSTRY CENTER............................................  43

ARTICLE IX   GENERAL PROVISIONS.........................................  43
     9.1     Survival of Representations and
             Warranties.................................................  43
     9.2     Specific Performance.......................................  44
     9.3     Commissions................................................  44
     9.4     Confidentiality/ No Third Party
             Beneficiary................................................  45
     9.5     Joint and Several Obligations..............................  45
     9.6     Notices....................................................  46
     9.7     Execution of Documents by
             Acquiport and CRF..........................................  47
     9.8     Successors and Assigns.....................................  47
     9.9     Governing Law..............................................  48
     9.10    Enforcement................................................  48
     9.11    Jurisdiction and Venue.....................................  49
     9.12    Time of the Essence........................................  49
     9.13    Severability...............................................  49
     9.14    Exhibits...................................................  49
     9.15    Further Assurances.........................................  49
     9.16    Counterparts...............................................  49
     9.17    No Waiver..................................................  50
     9.18    Entire Agreement...........................................  50
     9.19    Legal Representation and Construction......................  50

                       MERGER AND CONTRIBUTION AGREEMENT
                       ---------------------------------

          THIS MERGER AGREEMENT (this "Agreement") is made and entered into as of December 23, 1997, by and between Acquiport Two Corporation, a Delaware corporation ("Acquiport Two"), Acquiport Three Corporation, a Delaware corporation ("Acquiport Three"), New York State Common Retirement Fund, a public pension fund created pursuant to Article 9 of the New York Retirement and Social Security Law ("CRF"), American Office Park Properties, L.P., a California limited partnership (the "OP"), American Office Park Properties, Inc., a California corporation ("AOPP"), and AOPP Acquisition Corp. Three, a California corporation ("Acquisition Corporation").

                                    RECITALS

          A. AOPP is a self managed, privately held real estate investment trust. Approximately 97% of AOPP is owned by Public Storage, Inc., a California corporation ("PSA"). PSA is a publicly traded real estate investment trust. Acquisition Corporation is a qualified REIT subsidiary of AOPP, and AOPP owns all of the issued and outstanding shares of Acquisition Corporation.

          B. Acquiport Two owns, among others, three (3) commercial properties (as more particularly defined in Article I, below, the "Acquiport Two Properties"). Acquiport Three owns three (3) commercial properties (as more particularly defined in Article I, below, the "Acquiport Three Properties").

          C. This Agreement contemplates (i) a contribution to the OP of the Acquiport Two Properties plus cash in the amount of One Million Dollars ($1,000,000) (collectively, the "Contribution"), and (ii) a merger of Acquiport Three into Acquisition Corporation (the "Merger"). Acquiport Two shall receive 1,512,718 "OP Units" (hereafter defined) on account of the Contribution. CRF has assigned prior to the Merger its right to receive the AOPP shares on account of the Merger to Acquiport Two. Acquiport Two shall receive 2,970,134 shares of AOPP common stock on account of the Merger. The Contribution and Merger shall occur substantially concurrently. The parties contemplate the subsequent conversion of AOPP to a publicly traded REIT listed on the New York or American Stock Exchange (the "Listing").

          D. AOPP is the sole general partner of the OP. Substantially all of the assets of AOPP are held by and through the OP, other than the "Baldon Properties" (hereafter defined), which are held by Baltimore and Charles Associates, a Maryland general partnership, and Monroe Parkway L.L.C., a Virginia limited liability company (individually and collectively, "Baldon"), each of which, directly or indirectly, are wholly owned by AOPP. The OP and Baldon currently hold a combined total of 42 commercial AOPP Properties (as more particularly defined in Article I, below, the "AOPP Properties").

          E. Public Storage Properties XI, Inc. ("PSP11") is a publicly traded real estate investment trust that is listed on the American Stock Exchange. Approximately 37% of PSP11 is owned by PSA and "Affiliates" (hereafter defined) thereof, and the balance of PSP11 is owned by individuals or entities that are not Affiliates of PSA. PSP11 owns 11 self-storage properties, 2 combination self-storage/business park properties and 2 business park properties (said 2 business park properties being more particularly defined in Article I, below, as the "PSP11 Business Park Properties").

          F. PSA owns 11 properties totalling approximately 730,000 net rentable square feet (as more particularly defined in Article I, below, the "PSA Business Park Properties"). It is contemplated that as promptly as possible after the "Closing" (hereafter defined), PSP11 will (i) transfer the 11 self storage and the 2 combination properties to PSA in exchange for the PSA Business Park Properties and (ii) AOPP will concurrently merge with and into PSP11 (the "Listing Merger") and the surviving real estate investment trust will be renamed PS Business Parks, Inc. and will be listed on the New York or American Stock Exchange. It is contemplated that PS Business Parks, Inc., directly and indirectly through the OP interests, will own 62 properties, comprised of the 6 Acquiport Properties, 43 AOPP Properties (including the Baldon Properties), 2 PSP11 Business Park Properties and 11 PSA Business Park Properties. The Contribution, Merger and Listing, and the steps described in this Agreement and the Closing Documents taken to achieve the same, are sometimes collectively referred to herein as the "Transactions".

          G. Acquiport has agreed to the Transactions on the condition that the Listing occur on or prior to eighteen (18) months after the Closing. If the Listing has not been achieved on or before such date (provided such failure is not due to the failure of Acquiport or CRF to reasonably cooperate in the Listing), Acquiport Two shall have the option to unwind the Transactions to the extent and on the terms and conditions set forth in the "Unwind Agreement" (as hereinafter defined).

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE in consideration of the foregoing and the mutual promises and covenants set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          Certain of the terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth below.

          1.1  "Act" shall mean the Securities Act of 1933, as amended.

          1.2 "Acquiport" shall mean Acquiport Two and Acquiport Three, collectively.

          1.3 "Acquiport AOPP Shares" shall mean the 2,970,134 AOPP Shares received by Acquiport Two as consideration for the Merger.

          1.4 "Acquiport OP Units" shall mean 1,512,718 OP Units received by Acquiport Two as consideration for the Contribution.

          1.5 "Acquiport Three" shall mean Acquiport Three Corporation, a Delaware corporation.

          1.6 "Acquiport Two" shall mean Acquiport Two Corporation, a Delaware corporation.

          1.7 "Acquiport Financial Statements" shall mean the financial statements attached hereto as Exhibit A.
                              ---------

          1.8 "Acquiport Two Properties" or "Acquiport Two Property" and "Acquiport Three Properties" or "Acquiport Three Properties" shall respectively mean those certain six commercial properties listed on Exhibit B and which are
                                                       ---------
identified as Acquiport Two or Acquiport Three, as applicable, including, without limitation, the Real Property more particularly described in Exhibits C-
                                                                     ----------
1 through C-6, and the Appurtenances and Improvements thereon or associated
-------------
therewith.

          1.9 "Acquiport Properties" shall mean collectively the Acquiport Two Properties and Acquiport Three Properties.

          1.10 "Acquiport Review Material" shall mean the documents and information listed on Exhibit D or otherwise made available to AOPP Entities
                      ---------
relating to the Acquiport Properties in the possession or control of CRF Representatives.

          1.11 "Acquiport Three Shares" shall mean all of the shares of common stock of Acquiport Three.

          1.12 "Acquiport Three Share Certificate" shall mean certificates representing the Acquiport Shares, in the form of Exhibit E.
                                                  ---------

          1.13 "Affiliate" shall mean any person or entity defined as an "affiliate" in section 405 of Reg C under the SEC rules.

          1.14 "Agreement Among Shareholders and Company" shall mean the agreement attached hereto as Exhibit F.
                             ---------

          1.15 "AOPP" shall mean the reincorporated American Office Park Properties, Inc., a California corporation.

          1.16 "AOPP Board" shall have the meaning contained in the Agreement Among Shareholders and Company.

          1.17 "AOPP Business Plan" shall mean the operating business plan attached hereto as Exhibit G, which shall be updated annually.
                   ---------

          1.18 "AOPP Governance Amendment" shall mean, individually and collectively, the Amended and Restated Agreement of Limited Partnership of American Office Park Properties, L.P., and the supplements and amendments to the AOPP articles of incorporation, bylaws and other governing documents attached hereto as Exhibit H.
          ---------

          1.19 "AOPP Entities" or "AOPP Entity" shall mean collectively AOPP, Acquisition Corporation, PSP11, the OP, and Baldon.

          1.20 "AOPP Entities Financial Statements" shall mean balance sheets, income statements, statements of shareholder equity, and statements of cash flow, as of September 30, 1997 (which is attached hereto as Exhibit I), and for
                                                            ---------
each of the years 1994, 1995 and 1996 for each of the AOPP Entities (except Baldon), which statements have been prepared in accordance with generally accepted accounting principles. To the extent available, the AOPP Entities Financial Statements shall be audited by independent certified public accountants, otherwise the AOPP Financial Entities Statements shall be certified by the chief financial officer of the applicable AOPP Entities. The foregoing shall be deemed delivered with respect to the OP provided the requested information with respect to the OP is included as part of the consolidated financial statements of AOPP.

          1.21 "AOPP Properties" shall mean those certain 43 properties (including the Baldon Properties) listed on Exhibit J, including, without
                                            ---------
limitation, the Appurtenances and Improvements thereon or associated therewith.

          1.22 "AOPP Representatives" shall mean collectively AOPP, PSA, PSP11, OP, Baldon and their respective agents (including any current on site property managers), advisors, officers, directors, affiliates, consultants, employees, attorneys and representatives.

          1.23 "AOPP Review Material" shall mean those documents and information listed on Exhibit K relating to the REIT Properties in the
                      ---------
possession or control of any AOPP Representatives.

          1.24 "AOPP Shares" shall mean shares of AOPP common stock.

          1.25 "AOPP Share Certificates" shall mean certificates representing the Acquiport AOPP Shares, in the form of Exhibit L.
                                          ---------

          1.26 "Approved Title Form" shall mean a title insurance commitment or pro forma title policy issued by the Title Company in the form attached hereto as Exhibit M.
   ---------

          1.27 "Appurtenances" shall mean all rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitudes of any type or nature which are appurtenant to or otherwise benefit a parcel of Land and/or the Improvements located thereon, including without limitation, all minerals, oil, gas and other hydrocarbon substances on or under the Land, as well as all development rights, air rights, water, water rights and water stock relating to a parcel of Land and any other easements, rights of way or appurtenances and used in connection with the beneficial operation, use and enjoyment of such Land and/or Improvements or any other appurtenance, together with all of the owner's rights in and to streets, sidewalks, alleys, gores, strips, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all of the owner's rights in any land lying in the bed of any existing or proposed street adjacent to any Land.

          1.28 "Assignment of Intangible Property" shall have the meaning set forth in Article VI.

          1.29 "Assignment of Leases" shall have the meaning set forth in
Article VI.

          1.30 "Baldon" shall have the meaning contained in Recital D.

          1.31 "Baldon Properties" shall mean those two certain commercial properties previously owned by Baldon Real Estate, Inc. and which are now part of the AOPP Properties. The term Baldon Properties shall include, without limitation, the Appurtenances and Improvements thereon or associated therewith.

          1.32 "Bankruptcy Code" shall mean the United States Bankruptcy Code.

          1.33 "Chadwick" shall mean Chadwick, Saylor & Co., Inc.

          1.34 "Chadwick Fee" shall mean all fees, costs and expenses payable to Chadwick in connection with the Transactions pursuant to a separate agreement between Chadwick and AOPP.

          1.35 "Closing" shall have the meaning contained in Section 2.3, provided that Closing of the Merger and Contribution shall occur in a single closing, and Acquiport Two shall have received the OP Units and the AOPP Share Certificates.

          1.36 "Closing Date" shall mean the date hereof.

          1.37 "Closing Documents" shall mean those documents to be executed and delivered at the Closing pursuant to this Agreement.

          1.38 "Contracts" shall mean all written or oral service, maintenance, operating, repair, equipment leasing, supply, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments (including any management or leasing agreements) in any way relating to the Properties or any part thereof.

          1.39 "Contribution" shall have the meaning given that term in Recital
C.

          1.40 "CRF" shall mean the New York State Common Retirement Fund, a public pension fund created pursuant to Article 9 of the New York Retirement and Social Security Law.

          1.41 "CRF Representatives" shall mean Acquiport, CRF, Heitman, Equitable Real Estate Investment Management, Inc., ERE Yarmouth, and their respective agents (including any current on site property managers), advisors, officers, directors, affiliates, trustees, beneficiaries, consultants, employees, attorneys and representatives.

          1.42 "Deed(s)" shall mean the Grant Deeds for the Acquiport Two Properties in the form attached hereto as Exhibit N.
                                          ---------

          1.43 "Deposits and Reimbursements" shall mean the following with respect to the Properties: (i) deposits made with or tendered to utility companies to secure service or to permit the owner to tie in to existing service grids or to cause a utility company to install connections or extensions necessary to provide service, and (ii) any refundable fees, payments or reimbursements which the owner is entitled to receive from any governmental or quasi-governmental or private body in respect of the ownership and development of the Acquiport Properties.

          1.44 "Effective Date" shall mean December 24, 1997.

          1.45 "Effective Time" shall be the time at which both of the following are completed: (i) a certificate of merger or other appropriate documents necessary to consummate the Merger are filed with each of the Secretary of State of California and the Secretary of State of Delaware, and (ii) the Deeds with respect to the Acquiport Two Properties have been recorded in the Official Records of the county or counties in which the Acquiport Two Properties are located.

          1.46 "Employment Agreement" shall mean the employment agreements between AOPP and Havner, and AOPP and Howard, in the form of Exhibit O and
                                                             ---------
Exhibit P, respectively, attached hereto.
---------

          1.47 "Environmental Requirements" shall mean all applicable federal, state and local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health (except to the extent compliance with the foregoing relating to human health is the sole responsibility of a Tenant under a Lease, and excluding ADA and OSHA, as each is hereafter defined) or the environment, including, without limitation, all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature.

          1.48 "Escrow" shall mean the escrow established at the Title Company to facilitate the Closing.

          1.49 "Escrow Holder" shall mean the Title Company.

          1.50 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          1.51 "Fully Diluted" shall mean, with respect to a shareholder's ownership interest in the OP, the general partner of the OP, or both, a fraction, expressed as a percentage if so indicated, the numerator of which is the number of shares of common stock in the general partner of the OP such shareholder would hold or over which such shareholder would have voting control if each OP Unit held by such shareholder (after giving effect to the "Unit Adjustment Factor" provided for in the Amended and Restated Agreement of Limited Partnership of the OP) were converted into one share of common stock in such general partner, and the denominator of which is the total number of shares of common stock in the general partner of the OP which would be outstanding if (after giving effect to the "Unit Adjustment Factor" provided for in the Amended and Restated Agreement of Limited Partnership of the OP) each OP Unit regardless of ownership were converted into one share of common stock in such general partner. Notwithstanding the foregoing, in calculating the "Fully Diluted" ownership interests under paragraph 4(d) of the Agreement Among Shareholders and Company regarding preemptive rights, the phrase "or over which such shareholder would have voting control" shall be deleted.

          1.52 "Governmental Agency" means (i) any government or municipality or political subdivision of any government or municipality, (ii) any assessment, improvement, community facilities or other special taxing district, (iii) any governmental or quasi-governmental agency, authority, board, bureau, commission, corporation, department, instrumentality or public body, or (iv) any court, administrative tribunal, arbitrator, public utility or regulatory body.

          1.53 "Havner" shall mean Ronald L. Havner, Jr.

          1.54 "Hazardous Materials" shall mean (i) any flammables, explosive or radioactive materials, contaminants or hazardous or toxic wastes, materials or substances or related materials whether solid, liquid or gaseous in nature, including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
                  -- ----
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601
              -- ----
et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section
-- ---
6901 et seq.; and in the regulations adopted and publications promulgated
     -- ----
pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto)
or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the state in which the applicable Property is situated, or any political subdivision thereof; (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance or material all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as
                                                                     -- ----
amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

          1.55 "Heitman" shall mean Heitman Capital Management Corporation, an Illinois corporation.

          1.56 "Heitman Fee" shall mean all fees, costs and expenses payable to Heitman in connection with the Transactions pursuant to a separate agreement between Heitman and CRF.

          1.57 "Howard" shall mean Mary Jayne Howard.

          1.58 "Improvements" shall mean all improvements, structures or fixtures (excluding the foregoing that are owned by Tenants under Leases) constructed upon the Land and/or Appurtenances, including without limitation, all buildings and structures presently located on the Land and/or Appurtenances, all apparatus, equipment and appliances presently located on the Land and/or Appurtenances and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of Tenants which become the property of the lessor upon termination of a Lease.

          1.59 "Intangible Personal Property" shall mean all right, title, claim, interest and estate in, to and under any and all (i) intangible personal property owned by the fee owner of the Real Property which relates to or arises from the Real Property and/or Tangible Personal Property and any other rights in or to property, general intangibles and contractual rights which the fee owner of the Real Property may have which affect or relate to the use, operation, maintenance, leasing or sale of the Real Property and/or Tangible Personal Property, including, but not limited to, all Deposits and Reimbursements, all contract rights, warranties from contractors, architects, engineers and material and labor suppliers, all claims, choses in action, judgments, remedies, damages and causes of action, all easements, licenses and rights-of-way, occupancy or use agreements and all other similar documents affecting or relating to the Real Property and/or Tangible Personal Property; (ii) any trademark, service mark, trade name or name customarily used or associated with the Real Property and/or Tangible Personal Property, and (iii) any and all other warranties, guarantees, permits, entitlements and other intangible rights related to the Properties; provided that each of the foregoing relating to Contracts is limited to Contracts assigned to AOPP at Closing.

          1.60 "Land" shall mean the parcels of real property comprising the AOPP Properties and the Acquiport Properties, as applicable.

          1.61 "Law(s)" shall mean all applicable building codes, life safety, laws, rules and regulations including without limitation, those related to handicapped or disabled (including without limitation the Americans with Disabilities Act ["ADA"]) and land use and zoning laws, ordinances and regulations, Environmental Requirements, including, without limitation, requirements pursuant to the U.S. Occupational Safety and Health Administration and California Occupational Safety and Health Administration (collectively, "OSHA") and other applicable local, state and federal laws and regulations.

          1.62 "Leases" shall mean all leases, occupancy agreements and other similar agreements, whether written or oral, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Properties, and shall additionally include any ground lease affecting any Property.

          1.63 "Lease List" shall mean the list of Leases affecting the Acquiport Properties on Exhibit Q-1, dated as of November 25, 1997, and an
                        -----------
update of such list attached as Exhibit Q-2 identifying Leases affecting the
                                -----------
Acquiport Properties that are not reflected on Exhibit Q-1.
                                               -----------

          1.64 "Licenses and Entitlements" shall mean all licenses, franchises, certifications, authorizations, approvals, rights, privileges, entitlements and permits issued or approved by any governmental or quasi-governmental authority or other person or entity having authority over the Properties, and all applications, filings and submittals therefor, in each case relating to the operation, ownership, subdivision, development, use or maintenance of the Properties or any part thereof, including, without limitation, construction permits, elevator permits, machinery permits, business licenses, ingress and egress permits, development agreements, subdivision, parcel and tract maps and approvals thereof, plans and/or permits required under the applicable zoning regulations, variances, utility agreements and commitments, improvement agreements, certificates of occupancy and the like, but excluding therefrom for all purposes of this Agreement any licenses issued to or solely on behalf of any Tenant.

          1.65 "Listing" shall mean the conversion of AOPP to a publicly traded real estate investment trust (as defined in Section 856 of the Internal Revenue
Code) and the listing of such publicly traded real estate investment trust on the New York Stock Exchange or American Stock Exchange substantially concurrently with such conversion, accomplished by the Listing Merger or by an initial public offering involving new equity in excess of $25,000,000 or by other means, subject to any approval rights granted to Acquiport Two in the Agreement Among Shareholders and Company.

          1.66 "Listing Deadline" shall mean the date that is eighteen (18) months after the Closing Date.

          1.67 "Listing Merger" shall mean the merger of AOPP with and into PSP11, with the surviving publicly traded REIT being renamed "PS Business Parks, Inc." and being listed on the New York Stock Exchange or American Stock Exchange.

          1.68 "Losses and Liabilities" shall have the meaning contained in
Section 7.1.

          1.69 "LPs" shall mean the limited partners of the OP other than PSA.

          1.70 "Merger" shall mean the merger of Acquiport Three with and into AOPP, with the surviving entity being known as "AOPP".

          1.71 "Milestones" shall mean completion of the following steps taken by AOPP in connection with achieving the Listing on or prior to the Listing
Deadline: (i) delivery of a draft registration statement to Acquiport Two on or prior to the date which is 75 days before the Listing Deadline, and (ii) delivery to Acquiport Two of a copy of the registration statement filed with the SEC on or prior to 45 days before the Listing Deadline.

          1.72 "Non-Competition Agreement" shall mean the agreement in the form of Exhibit R executed by PSA.
   ---------

          1.73 "Official Records" shall mean the official records of the county or counties in which the Acquiport Two Properties are located.

          1.74 "OP" shall mean American Office Park Properties, L.P., a California limited partnership, of which AOPP is the sole general partner and through which AOPP owns all of its properties other than the Baldon Properties.

          1.75 "OP Governance Amendment" shall mean, individually and collectively, the Amended and Restated Agreement of Limited Partnership of American Office Park Properties, L.P., and the supplements and amendments to the other governing documents attached hereto as Exhibit S.
                                             ---------

          1.76 "OP Units" shall mean operating partnership units representing partnership interests in the OP.

          1.77 "Personal Property" shall mean the Tangible Personal Property and the Intangible Personal Property.

          1.78 "Property" and "Properties" shall mean any or all of the Acquiport Properties and/or the REIT Properties, as applicable for the particular Agreement provision.

          1.79 "Proxy Statement" shall mean the "Preliminary Proxy Statement" and the "Proxy Amendment", as such terms are defined in the Agreement Among Shareholders and Company.

          1.80 "PSA" shall mean Public Storage, Inc., a California corporation.

          1.81 "PSA Business Park Properties" shall mean those certain 11 properties totalling approximately 730,000 net rentable square feet, more particularly described on Exhibit T, including, without limitation, the
                          ---------
Appurtenances and Improvements thereon or associated therewith.

          1.82 "PSP11" shall mean Public Storage Properties XI, Inc., a California corporation.

          1.83 "PSP11 Amendments" shall mean the amendments to the PSP11 organizational documents attached hereto as Exhibit U.
                                            ---------

          1.84 "PSP11 Business Park Properties" shall mean those certain 2 business park properties more particularly described on Exhibit V, including,
                                                        ---------
without limitation, the Appurtenances and Improvements thereon or associated therewith.

          1.85 "PSP11 Financial Statement" shall mean balance sheets, income statements, statements of shareholder equity, and statements of cash flow, as of September 30, 1997; and for each of the years 1994, 1995 and 1996 for PSP11 which annual statements have been prepared in accordance with generally accepted accounting principles. To the extent available, the PSP11 Financial Statements shall be audited by independent certified public accountants, otherwise the PSP11 Financial Statements shall be certified by the chief financial officer of PSP11. The PSP11 Financial Statement as of September 30, 1997 is attached hereto as Exhibit W.
          ---------

          1.86 "Real Property" shall mean collectively the Land, Improvements and Appurtenances.

          1.87 "REIT" shall mean a real estate investment trust, as defined in
Section 856 of the Internal Revenue Code.

          1.88 "REIT Properties" shall mean collectively, the AOPP Properties, the PSA Business Park Properties, and the PSP11 Business Park Properties.

          1.89 "Rent Roll" and "Rent Rolls" shall mean those certified rent rolls for the REIT Properties containing the information listed on Exhibit X,
                                                                   ---------
dated no earlier than

November 21, 1997, and delivered by AOPP to Acquiport substantially concurrently herewith.

          1.90 "Resulting Entity" shall mean PS Business Parks, Inc., or any other entity in which PSA and Acquiport own shares as a result of the Listing being accomplished through means other than the Listing Merger.

          1.91 "SEC" shall mean the Securities and Exchange Commission.

          1.92 "Securities Act" shall mean the Securities Act of 1933, as amended.

          1.93 "Subsidiaries" shall mean any Affiliate controlled by the named entity.

          1.94 "Surviving Corporation" shall have the meaning contained in
Section 2.2.

          1.95 "Tangible Personal Property" shall mean and include, without limitation, any and all tangible personal property owned by the fee owner of the Properties, located at, or affixed or attached to, or installed in the Real Property, or used or to be used in connection with or incorporated into the Real Property or its ownership, use, management, operation, marketing, leasing, occupancy, sale or financing, including, but not limited to, fixtures, furniture, furnishings, machinery, appliances and other apparatus and equipment, including, without limitation, plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, and water and sewage systems, supplies and other inventories, office equipment, communications equipment, vehicles, storage tanks, spare and replacement parts, fuel plans, specifications, operational handbooks, machinery and/or equipment operational instructions and/or specifications, surveys, drawings, and records, files and papers, including, without limitation, structural and engineering information.

          1.96 "Taxes" means all taxes, assessments, charges, fees and levies (including interest and penalties), including, without limitation, those for federal, state or local income, property, unemployment, withholding, sales, use and other taxes imposed, assessed or collected by any Governmental Agency.

          1.97 "Tenant" shall mean each lessee or tenant occupying any portion of the Properties.

          1.98 "Tenant Charges" shall mean Tenant obligations for taxes, common area expenses, operating expenses or additional charges of any other nature.

          1.99 "Title Company" shall mean Chicago Title Insurance Company, which shall also act as the escrow holder in connection with the Contribution.

          1.100 "Title Policy" shall mean an ALTA Owner's Policy of Title Insurance for the Acquiport Two Properties, in the form of the Approved Title Form, issued to AOPP by the Title Company at Closing.

          1.101 "Transactions" shall have the meaning given that term in Recital E.

          1.102 "Unwind Agreement" shall mean the agreement in the form of Exhibit Y.
---------

          1.103 "Unwind Date" shall mean the date on which completion of the "Unwind" of all Acquiport Properties as contemplated by the Unwind Agreement has occurred.


                                   ARTICLE II
                            CONTRIBUTION AND MERGER
                            -----------------------

          2.1  Contribution.  Upon and subject to the terms and conditions of
               ------------
this Agreement, Acquiport Two shall contribute the Acquiport Two Properties to the OP and cash in the amount of One Million Dollars ($1,000,000) (by wire transfer) at the Effective Time.

          2.2  Merger.  Upon and subject to the terms and conditions of this
               ------
Agreement, Acquiport Three shall merge into Acquisition Corporation at the Effective Time. From and after the Effective Time, the separate corporate existence of Acquiport Three shall cease and Acquisition Corporation shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The Merger shall have the effects set forth in Section 1107 of the California General Corporation Laws and Section 259 of the Delaware General Corporation Laws. CRF hereby assigns to Acquiport Two its right to receive the Acquiport AOPP Shares on account of the Merger, such assignment to be effective prior to the Merger such that the Acquiport AOPP Shares are issued to and held by Acquiport Two only.

          2.3  The Closing.  The closing of the transactions contemplated by
               -----------
this Agreement (the "Closing") shall take place at the offices of Cox, Castle & Nicholson LLP in Los Angeles, California, commencing at 10:00 a.m. local time on the Closing Date.

          2.4  Actions at the Closing.  At the Closing, (a) AOPP and Acquisition
               ----------------------
Corporation shall deliver to Acquiport Two the various certificates, instruments and documents referred to in Section 6.2, (b) Acquiport Two, Acquiport Three, and CRF shall deliver to AOPP the various certificates, instruments and documents referred to in Section 6.1, and (c) AOPP shall cause to be filed with the Secretaries of State of the States of California and Delaware, respectively, the agreement of merger and the certificate of merger as contemplated by the Merger, and shall cause to be recorded the Deeds to the Acquiport Two Properties in the Official Records.

          2.5  Additional Action.  AOPP may, at any time after the Effective
               -----------------
Time, take any action, including executing and delivering any document, in the name and on behalf of either Acquiport or AOPP in order to consummate the Merger contemplated by this Agreement.

          2.6  Conversion of Securities.  At the Effective Time, by virtue of
               ------------------------
the Merger and without any action on the part of any party or the holder of any of the following securities:

               (a) The shares of common stock of Acquiport Three issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive 2,970,134 AOPP Shares.

               (b) Any shares of common stock held in Acquiport's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor.

          2.7  Certificate of Incorporation.  The Certificate of Incorporation
               ----------------------------
of the Surviving Corporation shall be the same as the Certificate of Incorporation of Acquisition Corporation immediately prior to the Effective Time.

          2.8  Acquisition Corporation By-laws.  The By-laws of the Surviving
               -------------------------------
Corporation shall be the same as the By-laws of Acquisition Corporation immediately prior to the Effective Time.

          2.9  Directors and Officers.  The directors of the Surviving
               ----------------------
Corporation shall be the directors of Acquisition Corporation immediately prior to the Effective Time.

          2.10 No Further Rights.  From and after the Effective Time, no
               -----------------
Acquiport Three Shares shall be deemed to be outstanding, and holders of certificates formerly representing Acquiport Three Shares shall cease to have any rights with respect thereto except as provided herein or by law.

          2.11 Closing of Transfer Books.  At the Effective Time, the stock
               -------------------------
transfer books of Acquiport Three shall be closed and no transfer of Acquiport Three Shares shall thereafter be made. If, after the Effective Time, certificates formerly representing Acquiport Three Shares are presented to Acquisition Corporation, they shall be cancelled and exchanged for certificates in AOPP representing Acquiport AOPP Shares as contemplated herein.

                                 ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF CRF
                     -------------------------------------

          CRF, with respect to Acquiport Two, Acquiport Three and the Acquiport Properties and as appropriate with respect to itself, makes the following representations and warranties as of the Closing Date. As used in this Agreement, CRF's knowledge or words of similar import shall mean the knowledge of Richard Weber, Gene Fuller, and Howard Edelman who are the individuals who would be likely to have knowledge of the matters represented and warranted, after due inquiry.

          3.1  Organization, Power and Authority, and Qualification.  Acquiport
               ----------------------------------------------------
Two and Acquiport Three are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has the requisite power and authority to own, operate and lease all of its assets, including, without limitation, the Acquiport Properties owned by it, and to carry on its business as it is now being conducted. CRF is the sole shareholder of Acquiport. Acquiport Two and Acquiport Three each are, and have been since inception, single purpose entities that own only their respective Acquiport Properties; provided that Acquiport Two previously held title to a property located at 16610 East Gale Avenue, City of Industry, California that has been sold. CRF has the requisite power and authority to own and sell its Acquiport shares.

          3.2  Authority Relative to this Agreement and the Transactions.  All
               ---------------------------------------------------------
actions, proceedings, consents or approvals necessary to authorize the execution, delivery and performance of this Agreement, the Closing Documents and the Transactions by CRF have been taken, and no other proceedings, consents or approvals are needed by or from CRF to authorize the execution and delivery of this Agreement or the Closing Documents or to proceed with the consummation of the Transactions by CRF.

          3.3  Binding Obligation.  Upon execution of this Agreement and the
               ------------------
Closing Documents by CRF, Acquiport Two and Acquiport Three, this Agreement and the Closing Documents shall have been duly and validly executed and delivered by CRF, Acquiport Two and Acquiport Three, and constitute valid and binding agreements of CRF and Acquiport, enforceable against Acquiport and CRF in accordance with their terms. The foregoing representation is subject to the limitations imposed by the Bankruptcy Code, insolvency laws and other similar laws, Federal and State, which generally affect the enforceability of creditors' rights.

          3.4  No Violation.  The execution and delivery of this Agreement and
               ------------
the Closing Documents and the consummation of the Transactions will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of the organizational documents of

Acquiport or any of the following with respect to Acquiport or the Acquiport
Properties: any agreements, Contracts, Leases, License or Entitlement, promissory notes, conditional sales contracts, commitments, indentures, mortgages, deeds of trust, or other agreements, instruments or arrangements to which Acquiport is a party or by which it or the Acquiport Properties are bound and that relate to the Acquiport Properties; (ii) a violation of or conflict with any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to CRF, Acquiport or the Acquiport Properties; (iii) the creation or imposition of any lien, charge or encumbrance on the Acquiport Properties; or (iv) not require approval, waiver or authorization from a government or regulatory body which has not been obtained. The execution and delivery of this Agreement and the Closing Documents and the consummation of the Transactions does not violate Article 9 of the New York Retirement and Social Security Law.

          3.5  Bankruptcy.  There are no attachments, executions or assignments
               ----------
for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws, contemplated by or pending or threatened against Acquiport. Without limiting the generality of the foregoing, none of the following have been done by, against or with respect to Acquiport:
(i) the commencement of a case under Title 11 of the U.S. Code as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to, any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

          3.6  Non-Foreign Person.  Acquiport Two is not a "foreign person" as
               ------------------
such term is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended, and Acquiport Two is not subject to withholding under Section 18662 of the California Revenue and Taxation Code.

          3.7  Leases.   The Leases regarding the Acquiport Two Properties and
               ------
the Acquiport Three Properties listed on the Lease List are all of the Leases affecting the Acquiport Properties as November 25, 1997, which Lease List shall be supplemented at Closing to identify the Leases affecting the Acquiport Properties as of Closing. Acquiport has provided or made available to AOPP Representatives true, complete and correct copies of (i) the Leases and (ii) all agreements of each relating to any unpaid or unperformed obligations of each for tenant improvement and leasing commissions in connection with the Acquiport Properties that will not be paid in full prior to Closing, to the extent not included in the Leases. Neither Acquiport Two nor Acquiport Three have received written notice that there exists any uncured breach or default by Acquiport under any Lease affecting the Acquiport Properties, and to the knowledge of Acquiport, no pending breach or default under any Lease by Acquiport exists.

          3.8  Acquiport Financial Statements.  Acquiport has provided to AOPP
               ------------------------------
Representatives true, correct and complete copies of Acquiport Financial Statements. AOPP Entities and PSA acknowledge and agree that the Acquiport Financial Statements shall not be used or relied upon by AOPP Entities or PSA for any purposes other than to complete the Proxy Statement and in connection with Section 3.18, below, and specifically shall not be used or considered in making any investment decision regarding the Acquiport or the Acquiport Properties, including, without limitation, the Merger and Contribution contemplated by this Agreement.

          3.9  Compliance With Laws.  Acquiport has not received written notice
               --------------------
that any Acquiport Property is in violation of any Law which is material to its ownership and operation of the Acquiport Properties.

          3.10 Environmental Matters/Soils Conditions.  Except as described in
               --------------------------------------
the Acquiport Review Material and environmental reports obtained by AOPP in connection with its evaluation of the Acquiport Properties which are listed on Exhibit Z, (i) Acquiport has not engaged in or knowingly permitted any
---------
operations or activities involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Acquiport Properties or transported to or from the Acquiport Properties, in violation of Environmental Requirements, (ii) to Acquiport's and CRF's knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Acquiport Properties, except in all cases in compliance with Environmental Requirements.

          3.11 No Litigation.  Except as disclosed on Exhibit AA, Acquiport has
               -------------                          ----------
not received written notice of any material investigations, actions, suits, proceedings, claims, writs, orders, injunctions or decrees affecting Acquiport or any of the Acquiport Properties, and, to the knowledge of CRF, no such actions are pending, at law or in equity, before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, which are not fully covered by insurance, excluding reasonable and customary deductibles, or which are (i) unsatisfied or will not be satisfied by Closing, and (ii) the effect of which would have a material adverse effect Acquiport or on the Acquiport Properties.

          3.12 Assessments.  Acquiport has not received written notice of any
               -----------
pending or proposed special assessments affecting or which may affect the Acquiport Properties or any part thereof.

          3.13 Eminent Domain. Acquiport has not received written notice of any
               --------------
pending condemnation, eminent domain or similar proceeding involving any of the Acquiport Properties.

          3.14 Insurance Claims.  Acquiport has not received written notice of
               ----------------
any pending insurance claims with respect to damage to any of the Acquiport Properties, except as disclosed on Exhibit XX. Nothing contained in this
                                   ----------
Section 3.14 is intended to be, or shall be construed as, a representation or warranty of Acquiport regarding any claims other than claims relating to damage to the Improvements, specifically excluding personal injury claims arising out of or relating to any Acquiport Property.

          3.15 Securities Representation.   Acquiport Two is an Accredited
               -------------------------
Investor, as defined in Regulation D promulgated under the Securities Act. Acquiport Two is acquiring the Acquiport AOPP Shares for its own account for investment, and not with a view to "distribution" within the meaning of the Securities Act, except to CRF or its Affiliates. Acquiport Two has had the opportunity to ask questions concerning AOPP and the Acquiport AOPP Shares.

          3.16 Tax Matters Representation.  Each Acquiport is a corporation duly
               --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. CRF is the sole shareholder of each Acquiport. CRF is a public pension fund created pursuant to Article 9 of the New York Retirement and Social Security Law. No beneficiary of CRF has greater than a two percent (2%) actuarial interest in CRF. CRF has made inquiry of Chase Manhattan Bank, CRF's master custodian, regarding CRF's direct investments (due to impracticability, no inquiry was performed as to investments CRF might hold indirectly, such as through pooled investments or other entities in which CRF may own an interest), and the investments of Acquiport. The response to that inquiry did not disclose any direct ownership by CRF of any interest in any tenant of AOPP or of the Acquiport Properties listed on Exhibit BB (AOPP has indicated that the list
                               ----------
reflects each tenant, including each tenant of the Acquiport Properties, that is responsible for rental income that is approximately one percent of the total income of AOPP and the OP prior to the Transaction), or that Acquiport actually owns an interest in any tenant of AOPP or of the Acquiport Properties, other than as described on Exhibit BB.
                     ----------

          3.17 Acquiport Three Organization.   Acquiport Three was organized and
               ----------------------------
has been operated since inception as an entity under Section 501(c)(25) of the Code. With respect to Acquiport Three's federal and state income tax returns for calendar years 1995 and 1996, Acquiport Three has not received written notice of any inquiry by any applicable taxing authority in connection with any of Acquiport Three's tax filings that are unresolved and no waivers of statutes of limitations have been given by or on behalf of Acquiport Three regarding its federal income tax returns.

          3.18 Absence of Liabilities.  Except for liabilities and obligations
               ----------------------
(i) set forth in the Acquiport Financial Statement for the period ending September 30, 1997, (ii) which will be prorated between the parties pursuant to
Article VI, there are no liabilities or obligations (contingent or otherwise), known or unknown, including liabilities for unpaid taxes or interest or penalties thereon (excluding real property taxes, regarding which no representation is being made), of Acquiport Three.

          3.19 Tax Filing.  Acquiport Three has filed with respect to the
               ----------
calendar years 1995 and 1996, all federal and state tax returns of Acquiport Three, and shall file all federal and state tax returns of Acquiport Three with respect to all periods in the calendar year 1997 prior to the Closing Date. Acquiport has delivered to AOPP Representatives true and correct copies of their 1996 tax returns.

          3.20 Contracts.  Exhibit DD lists all of the Contracts affecting the
               ---------   ----------
Acquiport Properties. Acquiport Three is not bound by any Contract affecting the Acquiport Three Properties that is not listed on Exhibit DD.
                                                     ----------

          3.21 Qualified Institutional Buyer.  At the time CRF was offered the
               -----------------------------
Acquiport AOPP Shares, CRF was, and at the date hereof, CRF is, and at the Closing Date, CRF will be, a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating AOPP and an investment in the Acquiport AOPP Shares, and is able to bear the economic risk of such investment. CRF understands and acknowledges that the Acquiport AOPP Shares are being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and the availability of such exemption depends in part on, and that AOPP will rely upon, the accuracy and truthfulness of the foregoing representations and CRF hereby consents to such reliance.

          3.22 Acquiport Shares.  The Acquiport Three Shares are validly issued,
               ----------------
fully paid and non-assessable and shall not be subject to any lien, claim, encumbrance, preemption right, voting trust or other claim of any third party. Upon the Merger, AOPP will succeed to all of the assets of Acquiport Three by operation of law. The authorized capital stock of Acquiport Three consists solely of 500 shares of common stock. No shares of Acquiport Three are registered under the Securities Act or any state securities laws and such Acquiport Shares cannot be resold without registration thereunder or exemption therefrom.

          3.23 Disclaimer of CRF and Acquiport Representations and Warranties.
               --------------------------------------------------------------
Except as specifically stated in this Agreement, the CRF Representatives make no representation or warranty of any kind or nature, express or implied, written or oral, at law or in equity. AOPP Representatives acknowledge that AOPP has been given a reasonable opportunity to inspect and investigate Acquiport and the Acquiport Properties, including, without limitation, the Leases, the Contracts and all other aspects relating thereto, either independently or through agents and experts of AOPP's Representatives choosing, and, except for CRF's and Acquiport's representations and warranties contained in this Agreement, AOPP Representatives are acquiring Acquiport Three and the Acquiport Properties based exclusively upon AOPP's own investigations and inspections thereof. Notwithstanding the foregoing, neither the disclaimer contained in this Section nor any investigation or due diligence conducted by AOPP shall in any manner limit or diminish any representation or warranty of Acquiport or CRF contained in this Agreement except AOPP Representatives shall not be entitled to rely on any representation or warranty to the extent that any AOPP Representatives obtain actual knowledge prior to Closing (with no duty of inquiry) of any information that materially contradicts any of the representations or warranties, or renders any of the representations and warranties materially untrue or incorrect, and AOPP nevertheless consummates the Merger and Contribution contemplated by this Agreement. Nothing contained herein shall, however, impose any obligation on the part of AOPP Representatives to verify the accuracy of the other's statements, representations and warranties herein.

          In addition, Acquiport Three covenants and agrees to use reasonable efforts prior to the Merger to distribute all of the earnings and profits of Acquiport Three to CRF.

                                   ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF ACQUISITION CORPORATION OP AND AOPP
     ---------------------------------------------------------------------

          Acquisition Corporation, OP and AOPP make the following representations and warranties as of the Closing Date. As used in this Agreement, "Acquisition Corporation's knowledge", "OP's knowledge" or "AOPP's knowledge" or words of similar import, shall mean the knowledge of Havner, Howard, John Reyes and David Goldberg, who are the individuals who would be likely to have knowledge of the matters represented and warranted, after due inquiry.

          4.1  Organization, Power and Authority, and Qualification of AOPP.
               -------------------------------------------------------------
AOPP is a corporation qualified as a privately held real estate investment trust (as defined in Section 856 of the Internal Revenue Code), duly organized, validly existing, and in good standing under the laws of the State of California. Prior to the Closing Date, AOPP formed a wholly owned qualified REIT subsidiary ("New AOPP"), transferred to it AOPP's general partner interest in the OP, so that New AOPP qualifies as a venture capital operating company as defined in 29 CFR (S)2510.3-101 ("VCOC"), and merged into New AOPP (the "Reincorporation"). AOPP (i.e., New AOPP) or any Resulting Entity shall maintain its VCOC qualification until a legal opinion in form and substance reasonably satisfactory to CRF and Acquiport Two is issued to CRF and Acquiport Two by Paul, Hastings, et. al., or other counsel to the Resulting Entity reasonably satisfactory to CRF and Acquiport Two that, without qualifying as a VCOC, the assets of AOPP or the Resulting Entity would not be deemed to be "plan assets" (within the meaning of 29 CFR (S) 2510.3-101)(the "Plan Asset Regulations")) of a "plan" (as defined in 29 USC (S) 1002(3)) which owned, in the aggregate, CRF's and any of its Affiliates percentage ownership interests in AOPP or such Resulting Entity, and holds such other rights and privileges as are then held by CRF or any of its Affiliates with respect to AOPP or the Resulting Entity (the "VCOC Opinion"). The VCOC Opinion must be issued contemporaneously with AOPP or any Resulting Entity ceasing to qualify as a VCOC. Approximately 97% of AOPP is owned by PSA. Substantially all of the assets of AOPP are held by and through the OP, other than the Baldon Properties, which are, directly and indirectly, wholly owned by AOPP. AOPP has the requisite power and authority to
(i) act as general partner of the OP, (ii) own, operate, and lease all of its assets, including, without limitation, the REIT Properties owned or to be owned by it pursuant to the Transactions, (iii) carry on its business as presently conducted and (iv) consummate the Transactions. The principal place of business of all AOPP Entities (other than Baldon) and PSA is in California.

          4.2  Organization, Power and Authority, and Qualification of
               -------------------------------------------------------
Acquisition Corporation, OP, PSA, PSP11.  The OP is a limited partnership, duly
---------------------------------------
formed and validly existing and in good standing under the laws of the State of California. The OP is and shall remain qualified as a REOC for so long as Acquiport Two (or any entity wholly owned by CRF) owns OP Units. PSA is a corporation, duly formed and validly existing and in good standing under the laws of the State of California. Acquisition is a corporation, duly formed and validly existing and in good standing under the laws of the State of California. PSP11 is a corporation, duly formed and validly existing and in good standing under the laws of the State of California. Prior to the Reincorporation, AOPP was the sole shareholder of Acquisition Corporation. Approximately 37% of PSP11 is owned by PSA and its Affiliates, and the balance of PSP11 is owned by individuals or entities that are not Affiliates of PSA. AOPP is the sole general partner of the OP. The Acquisition Corporation, OP, PSA, PSP11 and AOPP each have the requisite power and authority to (i) own operate and lease all of its assets, including, without limitation, the REIT Properties owned or to be owned by it as a result of the Transactions, and (ii) carry on its business as presently conducted, and (iii) subject to the approval of the Listing Merger by the PSP11 shareholders, to consummate the Transactions.

          4.3  Governing Documents.  Of even date herewith, the AOPP Entities
               -------------------
are delivering to Acquiport Two certified copies of the following documents:
PSP11 bylaws, as amended; PSP11 articles of incorporation, as amended; AOPP bylaws; AOPP articles of incorporation; Agreement of Limited Partnership of the OP and all organizational documents of AOPP and Acquisition Corporation. Except as set forth in said certificate or as may be required by this Agreement, the foregoing governing documents have not been supplemented, amended or revoked.
As of the Closing Date, the AOPP Governance Amendment other than the PSP11 Amendments, and the OP Governance Amendment will have been adopted by all necessary action and will be in full force and effect. The PSP11 Amendments will be adopted by the shareholders of PSP11 concurrently with the Listing Merger.

          4.4  REIT Status.  Each of AOPP and PSP11 has been operated, in the
               -----------
case of AOPP since January 1, 1997, and in the case of PSP11 since formation, including without limitation with respect to the types of properties owned and acquired (including, without limitation, the acquisition of the Baldon Properties), the types of income received and distributed and the number and circumstances of their shareholders, so as to qualify as a real estate investment trust under Section 856 of the Internal Revenue Code. PSP11 is listed on the American Stock Exchange. AOPP does not have any earnings or profits that are attributable to a C corporation taxable year.

          4.5  Authority Relative to this Agreement and Transactions.  AOPP has
               -----------------------------------------------------
duly and validly obtained all necessary approval of the Transactions, and represents and warrants that all AOPP Entities (subject to the approval of the Listing Merger by the shareholders of PSP11) and PSA have obtained all necessary approvals of the Transactions. The Listing Merger will not be concluded until after the Closing. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Closing Documents by all AOPP Entities (subject to the approval of the Listing Merger by the shareholders of PSP11) and PSA have been taken, and no other proceedings, consents or approvals are needed by or from any AOPP Entity (except PSP11) or PSA, to authorize the execution and delivery of this Agreement or the Closing Documents, or to proceed with the consummation of the Transactions. The Transactions have been approved by the board of directors of PSP11 but remain subject to the approval of the PSP11 shareholders. To the extent it may legally and contractually do so, PSA shall vote its shares in PSP11 in favor of the Transactions.

          4.6  Binding Obligation.  For each of the AOPP Entities and PSA with
               ------------------
respect to those documents executed by them, upon execution of this Agreement by the applicable AOPP Entities, and upon execution of the Closing Documents by the AOPP Entities and PSA that are parties to such agreements, such agreements shall have been duly and validly executed and delivered by the AOPP Entities and PSA thereto and constitute a valid and binding agreement of such AOPP Entities and PSA thereto, enforceable in accordance with their terms, subject, however, to limitations imposed by the Bankruptcy Code, insolvency laws and other similar laws, Federal and State, which generally affect the enforceability of creditors' rights.

          4.7  Issuance of Acquiport AOPP Shares and OP Units.  The Acquiport
               ----------------------------------------------
AOPP Shares and Acquiport OP Units issued to Acquiport Two at the Closing will have been duly authorized for issuance by AOPP and the OP, respectively, and upon issuance will be validly issued, fully paid and non-assessable and shall not be subject to any lien, claim, encumbrance, preemption right or other claim of any third party. Each of the AOPP Share Certificates delivered to Acquiport Two by AOPP at the Closing will be in good, legal and sufficient form, and upon such delivery, Acquiport Two will own good and valid title in and to the Acquiport Two AOPP Shares represented thereby, free and clear of all liens, claims, charges or encumbrances. Each of Acquiport Two's OP Units will be in good, legal and sufficient form, and Acquiport Two will own good and valid title in and to the Acquiport Two OP Units represented thereby, free and clear of all liens, claims, charges or encumbrances. The authorized capital stock of AOPP consists solely of (i) 100,000,000 shares of Common Stock ($.10 par value), 3,579,277.83 of which were issued and outstanding as of the Effective Date, and
(ii) 100,000,000 shares of Preferred Stock ($.10 par value), none of which were issued and outstanding as of the Effective Date, and 8,079,344 outstanding OP Units as of the Effective Date prior to the issuance of the Acquiport Two OP Units. As of the Effective Date, only AOPP Common Stock is outstanding; AOPP has no agreement or arrangement with any party to issue Preferred Stock. No shares of AOPP stock are registered under the Securities Act or any state securities laws and such AOPP Shares cannot be resold without registration thereunder or exemption therefrom. PSA does not hold any shares in PSP11 that are registered under a resale registration statement. As of the Listing, provided that the Listing is accomplished by means other than the Listing Merger, PSA's PSP11 shares will contain the legend described in Section 12(b) of the Agreement Among Shareholders and Company.

          4.8  No Violation.  The execution and delivery of this Agreement and
               ------------
the Closing Documents and the consummation of the Transactions will not result in or constitute a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of (i) the organizational documents of any AOPP Entities or PSA or status of AOPP as a REIT or PSP11 as a publicly traded REIT; (ii) any of the following with respect to the OP, AOPP, PSP11 or the REIT Properties: agreements, Contracts, Leases, License or Entitlement, promissory notes, conditional sales contracts, commitments, indentures, mortgages, deeds of trust, or other agreements, instruments or arrangements to which any AOPP Entity or PSA, with respect to the PSA Business Park Properties, is a party or by which it or the REIT Properties are bound; (iii) any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to any AOPP Entity, PSA, with respect to the PSA Business Park Properties, or the REIT Properties; or (iv) any existing lien, charge or encumbrance, or the creation or imposition of any new lien, charge or encumbrance on the REIT Properties.

          4.9  Bankruptcy.  There are no attachments, executions or assignments
               ----------
for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or under any other debtor relief laws, contemplated by or pending or threatened against any AOPP Entities or PSA. Without limiting the generality of the foregoing, none of the following have been done by, against or with respect to any AOPP Entities or PSA: (i) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law of other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to, any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

          4.10 Disclosure.  No representation or warranty of AOPP Entities in
               ----------
this Agreement, or any information, statement or certificate furnished or to be furnished by or on behalf of AOPP Entities or PSA pursuant to this Agreement or the Closing Documents or in connection with the Transactions, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. To the knowledge of AOPP, and OP, there are no documents or information required for a complete understanding in all material respects of or which are otherwise of significance in evaluating the AOPP Entities or the REIT Properties which have not been delivered or made available to CRF Representatives.

          4.11 AOPP Entities Financial Statements.  The AOPP Entities Financial
               ----------------------------------
Statements and PSP11 Financial Statements which have been furnished to the CRF Representatives fairly present the financial condition of such parties as of the dates of such financial statements and the results of operations for the periods covered by such financial statements, in accordance with generally accepted accounting principles consistently applied, and since the respective dates of such financial statements, there has been no material adverse change in the financial condition, operations, or properties of the parties described thereon since the date of such statements. Each of the AOPP Entities and PSA (with respect to the REIT Properties) has filed all tax returns required to be filed by it, and has paid all taxes due pursuant to such returns or in respect of any of its REIT Properties (except for any such Taxes which are being actively contested in good faith by appropriate proceedings as disclosed on Exhibit EE),
                                                                   ----------
and to the knowledge of AOPP and the

OP, no basis exists for additional assessments which have not been adequately reserved against in the AOPP Entities Financial Statements referred to above.

          4.12 Adequate Disclosure.  The Board of Directors of PSP11 and all
               -------------------
shareholders of PSP11 have been provided, or will be provided with disclosure materials prepared by AOPP and PSP11, setting forth all relevant, material facts concerning Acquiport and Acquiport Properties, and the Transactions, and none of such disclosures misstated any material facts or omitted to state any material facts necessary to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, no representation is made by AOPP with respect to statements made in reliance upon and in conformity with written information concerning Acquiport or the Acquiport Properties furnished by Acquiport expressly for use in connection with such documents, or which concerns Acquiport or the Acquiport Properties and has been approved in writing by Acquiport for use in such documents. The Board of Directors of PSP11 have given their consents and approvals of the Transactions, including without limitation, this Agreement and the Closing Documents, on the basis of such documents.

          4.13 AOPP/OP/Acquisition Corporation Absence of Undisclosed
               ------------------------------------------------------
Liabilities.  Except for liabilities and obligations (i) set forth in the AOPP
-----------
Entities Financial Statement for the period ending September 30, 1997, which is attached hereto as Exhibit I, (ii) which are disclosed on Exhibit FF (which is
                   ---------                              ----------
intended to update the statement in (i), above, to the Effective Date), or (iii) which will be prorated between the parties pursuant to Article VI, there are no liabilities or obligations (contingent or otherwise) known or unknown including liabilities for unpaid taxes or interest or penalties thereon of AOPP Entities. AOPP Entities owe no indebtedness to any party, other than as reflected in the footnotes to the AOPP Entities Financial Statements.

          4.14 PSP11 Absence of Undisclosed Liabilities.  Except for liabilities
               ----------------------------------------
and obligations (i) set forth in the PSP11 Financial Statement for the period ending September 30, 1997, which is attached hereto as Exhibit I, (ii) which are
                                                       ---------
disclosed on Exhibit GG (which is intended to update the statement in (i),
             ----------
above, to the Effective Date), or (iii) which will be prorated between the parties pursuant to Article XII, there are no outstanding liabilities or obligations (contingent or otherwise) of PSP11.

          4.15 PSP11 Public Information.  All information which has been filed
               ------------------------
with the SEC regarding AOPP Entities, PSA (to the extent described below) and the Merger was true, complete and correct in all material respects as of the date such information was filed, and none of such information misstated any material facts or omitted to state any material facts necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and there has been no material adverse change to the business or operations of PSP11 since the most recent filing of Form 10-Q dated November 13, 1997 with the SEC; provided that the foregoing representation is made with respect to PSA only to the extent that PSA is discussed or required to be discussed in the information filed with the SEC with respect to the Merger and the Listing Merger. All filings with the SEC with respect to the Merger and the Listing Merger complied and will comply as to form in all material respects with all applicable SEC rules regarding such filings. Acquiport shall be entitled to rely on the representations, warranties and covenants contained in the Agreement and Plan of Reorganization, filed as Exhibit A to the Proxy Statement.

          4.16 Capitalization.  All of the outstanding shares of capital stock
               --------------
of AOPP are validly issued, fully paid and nonassessable and owned of record, and, to AOPP's knowledge, beneficially owned, solely and directly by the parties listed on Exhibit HH. To AOPP's knowledge, the shares of capital stock owned by
          ----------
each entity listed on Exhibit HH are free and clear of all liens, claims,
                      ----------
charges or encumbrances.  To AOPP's knowledge, except as set forth on Exhibit
                                                                      -------
HH, there exists no voting trust or other agreement, arrangement or
--
understanding restricting or affecting the disposition or voting of any of such shares owned by AOPP Entities, PSA and their Affiliates, and, to AOPP's knowledge, with respect to any other shares. AOPP has obtained all consents and approvals necessary to transfer the Acquiport AOPP Shares to Acquiport Two. OP has obtained all consents and approvals necessary to transfer the Acquiport OP Units to Acquiport Two. Except as set forth on Exhibit HH, there are no
                                                ----------
options, warrants, conversion privileges or other rights, agreements, arrangements or commitments giving any person or entity the right to acquire AOPP Shares or OP Units. All of the outstanding OP Units are validly issued, and, to the OP's knowledge, beneficially owned, solely and directly by the parties listed on Exhibit HH.
                  ----------

          4.17 Compliance with Laws.  Other than as disclosed on Exhibit II the
               --------------------                              ----------
use and operation of the REIT Properties are in compliance in all material respects with all Laws which are material to the ownership and operation of the REIT Properties. Notwithstanding the foregoing, no representation or warranty is made herein regarding compliance of the REIT Properties with ADA or OSHA, except that no AOPP Entity or PSA has received written notice that any REIT Property is not in compliance with ADA or OSHA. All material Licenses and Entitlements required in connection with the ownership, construction, use, or occupancy of the REIT Properties have been obtained and are in full force and effect and in good standing, free from violation. No AOPP Entity has received written notice that any REIT Property is in violation of any Law which is material to the ownership and operation of the REIT Properties.

          4.18 Title Matters.  Each of the AOPP Entities has good and
               -------------
marketable title in fee simple absolute to each of the REIT Properties owned by it; except that the REIT Properties commonly known as the B&O Building located in Baltimore, Maryland, which is ground leased by AOPP Entities, in which case the applicable AOPP Entity has the right to occupy such property pursuant to a legally valid and binding ground lease. All REIT Properties are owned or ground leased free and clear of all liens and encumbrances, other than (i) liens for taxes not yet due and payable; (ii) installments of special assessments not yet due and payable; (iii) occupancy leases to tenants as tenants only; (iv) covenants, conditions, restrictions of record, easements, servitudes and rights of way of record, rights of the public in any portion of the REIT Properties which may fall within any dedicated or existing public street, way or alley, and
(v) certain recorded encroachment removal agreements, none of which interfere in any material respect with the existing or intended ownership, occupancy, use, operation, maintenance or repair of the REIT Properties and none of which are violated in any material respect by the existing use, occupancy, or operation of the Improvements thereof or thereon or materially adversely affect the marketability of title thereto. Other than the lien of non-delinquent real property taxes and assessments, there are no monetary liens encumbering any REIT Properties.

          4.19 REIT Properties Compliance Standards.  Except as disclosed on
               ------------------------------------
Exhibit JJ, with respect to each of the REIT Properties, (i) there is direct and
----------
unencumbered vehicular and pedestrian access from streets which have been completed, dedicated and accepted for maintenance and public use by the appropriate governmental authorities; (ii) each has the right to use parking facilities that comply with and satisfy in all material respects all governmental requirements, and that are adequate for the existing use, occupancy and operation of Tenants; (iii) no easement, license, lease or other agreement is necessary for access to and from or use of the REIT Properties; (iv) there are no material encroachments of improvements from adjoining land onto the REIT Properties or of Improvements on the REIT Properties onto adjoining lands for which loss occasioned by the forced removal of such Improvements is not insured by appropriate title insurance; (v) there are no easements or other agreements that materially adversely interfere with the existing use of the REIT Properties; (vi) none of the REIT Properties are in an area identified by an agency or department of the federal government as having special flood zone (which does not include Flood Zone C) or mudslide hazards, other than the AOPP Property commonly known as La Prada PS Office Park, 15330 LBJ Freeway, Mesquite, Texas (the "La Prada Property") and Fairfax/Alban Road, Alban Station Court, Springfield, Virginia 22150 (the "Alban Property"), each of which are located in flood zone A-3; (vii) the construction, operation and use of the Improvements on all REIT Properties complies in all material respects with all restrictive covenants and other agreements affecting the REIT Properties, including, without limitation, planning, zoning, building codes and requirements concerning height, bulk and setbacks from property lines, and availability in number of parking spaces, and such compliance is not dependent upon any work or improvement that has been deferred for any reason to a time after the Closing Date; and (viii) the REIT Properties can each be used for their present uses and all the property and assets required in order to carry on and conduct the present uses thereon are owned by the AOPP Entities and PSA, and are not dependent on the use, or related to any property, other than the REIT Properties. In the event of substantial damage or destruction of any of the improvements located on any REIT Properties which constitutes a nonconforming use, reconstruction of such improvements as currently constructed or used may not be permitted by Governmental Authorities.

          4.20 Environmental Matters/Soil Conditions.  Except as disclosed in
               -------------------------------------
the reports listed on Exhibit Z, complete copies of which have been delivered to
                      ---------
Acquiport Two, (i) no AOPP Entities nor PSA has engaged in or knowingly permitted any operations or activities in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the REIT Properties, or transported any Hazardous Materials to, from or across the REIT Properties, except in all cases in compliance with Environmental Requirements; and (ii) to the knowledge of AOPP and the OP, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the REIT Properties, except in all cases in compliance with Environmental Requirements.

          4.21 Leases.  The Leases described on the Rent Rolls are all of the
               ------
Leases affecting the REIT Properties as of the date hereof. The Rent Rolls are true, complete and accurate. Except as set forth in the Rent Rolls, no rent has been paid under any Lease more than one month in advance. Except for the Leases described on such Rent Rolls, there are no other leases, licenses or other agreements affecting the occupancy of any of the REIT Properties. No AOPP Entity or PSA has received written notice that there exists any uncured breach or default under any Lease, including, without limitation, any ground lease by any AOPP Entity or PSA affecting any of the REIT Properties, and to the knowledge of AOPP Entities, no pending breach or default under any Lease by any AOPP Entity or PSA exists. Without limiting the generality of the foregoing, no AOPP Entity has received written notice of any default by the ground lessor under any ground leases affecting any of the REIT Properties, and all such ground leases are in full force and effect.

          4.22 Contracts.  AOPP is not bound by any contract related to REIT
               ---------
Properties entered into outside the ordinary course of business other than (a) the Cost Sharing Administrative Service Agreement entered into among various affiliates of PSA, (b) the Accounts Payable and Payroll Disbursement Agreement entered into among various Affiliates of PSA, (c) as disclosed in the Proxy Statement, and (d) as disclosed on Exhibit KK.  None of AOPP or OP is
                                             ----------
bound by any contract outside the ordinary course of business. No AOPP Entity or PSA has received written notice that there exists any uncured breach or default under any material Contract by any AOPP Entity or PSA affecting any of the REIT Properties, and to the knowledge of AOPP Entities and PSA, no pending breach or default exists. There are no contracts, contingent obligations or arrangements between OP and AOPP, on the one hand, and PSP11 and PSA, on the other hand, or any of their respective Affiliates, except as disclosed on Exhibit KK.
----------

          4.23 No Litigation or Adverse Events.  Except as disclosed on Exhibit
               -------------------------------                          -------
LL, there are no investigations, actions, suits, proceedings or claims pending
--
against, or, to the knowledge of AOPP Entities, threatened against or affecting, any AOPP Entities or any of the REIT Properties or PSA with respect to the REIT Properties, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign. All matters listed on Exhibit LL are fully covered by
                                            ----------
insurance, excluding reasonable and customary deductibles. Neither AOPP Entities nor PSA have received written notice of any, and to AOPP's knowledge, are not subject to any, order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or department, commission, board, agency or instrumentality which is unsatisfied or will not be satisfied by Closing.

          4.24 Non-Foreign Person.  AOPP is not a "foreign person" as such term
               ------------------
is defined in Section 1445(f) of the Internal Revenue Code of 1986, as amended, and AOPP is not subject to withholding under Section 26131 of the California Revenue and Taxation Code.

          4.25 No UBTI.  A qualified trust (i.e., a trust described in Section
               -------
401(a) and exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended) that holds more than ten percent (10%) by value of the interests in AOPP would not be treated as having taxable income from an unrelated trade or business pursuant to Section 856(h)(3)(C) of the Internal Revenue Code of 1986, as amended, with respect to dividends from AOPP, due to the limited amount of the current gross income (less direct expenses related thereto) of AOPP from activities that might be considered unrelated trades or businesses (determined as if AOPP were a qualified trust).

          4.26 Employment Agreements.    Havner and Howard have each approved
               ---------------------
their respective Employment Agreements.

          4.27 Assessments.  Neither AOPP Entities nor PSA have knowledge of any
               -----------
pending or proposed special assessments affecting or which may affect the REIT Properties or any part thereof.

          4.28 Eminent Domain.  Neither AOPP Entities nor PSA have received
               --------------
written notice of any pending condemnation, eminent domain or similar proceedings involving any of the REIT Properties.

          4.29 Insurance Claims.   AOPP Entities and PSA maintain insurance in
               ----------------
an amount equal to the full replacement value of the Improvements on the REIT Properties, excluding reasonable and customary deductibles. AOPP Entities maintain flood insurance on the La Prada Property and Alban Property. Except as disclosed on Exhibit MM, neither AOPP Entities, PSA or PSP11 has received a
             ----------
written notice of any pending insurance claims with respect to damage to any of the REIT Properties. Nothing contained herein is intended to be, or shall be construed as, a representation or warranty of AOPP regarding any claims other than claims relating to damage to the Improvements, specifically excluding personal injury claims arising out of or relating to any REIT Property.

          4.30 Disclaimer of AOPP Representations and Warranties.  Except as
               -------------------------------------------------
specifically stated in this Agreement, AOPP, and OP make no representation or warranty of any kind or nature, express or implied, written or oral, at law or in equity. Notwithstanding anything to the contrary contained in this Section, the provisions of this Section shall not apply to, or affect, alter or diminish, in any manner whatsoever, any rights Acquiport Two will enjoy as a shareholder of AOPP and an OP Unit holder, or in any manner limit or diminish any representation or warranty of AOPP or the OP contained in this Agreement. Notwithstanding the foregoing, neither the disclaimer contained in this Section nor any investigation or due diligence conducted by CRF Representatives shall in any manner limit or diminish any representation or warranty of AOPP or the OP contained in this Agreement except CRF shall not be entitled to rely on any representation or warranty to the extent that any CRF Representatives obtain actual knowledge prior to Closing (with no duty of inquiry) of any information that materially contradicts any of the representations or warranties, or renders any of the representations and warranties materially untrue or incorrect, and CRF and Acquiport Two nevertheless consummate the Merger and Contribution contemplated by this Agreement. Nothing contained herein shall, however, impose any obligation on the part of CRF Representatives to verify the accuracy of the other's statements, representations and warranties herein.

          In addition, on the date of the Listing Merger, AOPP shall deliver or cause to be delivered to Acquiport Two (i) evidence in form and content reasonably satisfactory to Acquiport Two reflecting that the Jefferies "fairness opinion" takes the Merger and Contribution into account, and a letter from Hogan and Hartson in form and content reasonably satisfactory to Acquiport Two enabling Acquiport Two and CRF to rely on the opinions Hogan and Hartson has issued that are referred to in the Proxy Statement and Amended Proxy Statement, which opinions shall take the Merger and Contribution into account, and (ii) any legal opinion or accountants' comfort letter regarding the structure of the Transaction that is issued in connection with the Merger or Contribution, addressed to, or otherwise in a form that can be relied upon by, Acquiport Two and CRF. This covenant and agreement shall survive the Merger and Contribution.

                                   ARTICLE V
                                    RELEASE
                                    -------

          5.1  Release.
               -------

               (a) Except with respect to the representations and warranties contained in Article IV, upon Closing, Acquiport and CRF release all AOPP Representatives from, and waives all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) of any and every kind or character, known or unknown, for or attributable to, any latent or patent
           ----------------
structural, physical or environmental condition at the REIT Properties, including without limitation, claims or liabilities relating to the presence, discovery or removal of any Hazardous Materials in, at, about or under the REIT Properties, or for, connected with or arising out of any and all claims or causes of action based thereon (a "Loss"); provided, however, that nothing contained herein shall be deemed to limit or diminish any right Acquiport will enjoy as a shareholder of AOPP Shares or holder of OP Units.

                   (b) Except with respect to the representations and warranties contained in Article III, upon Closing, (i) AOPP Representatives shall assume from and after the date hereof the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by AOPP's investigations, and (ii) AOPP releases all CRF Representatives from, and waives all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) of any and every kind or character, known or unknown, for or attributable to, any latent or patent
           ----------------
structural, physical or environmental condition at the Acquiport Properties, including without limitation, claims or liabilities relating to the presence, discovery or removal of any Hazardous Materials in, at, about or under the Acquiport Properties, or for, connected with or arising out of any and all claims or causes of action based thereon, and (iii) any transaction of Acquiport Three with any Affiliate and any distribution by Acquiport Three prior to the Closing Date (a "Loss").

                                   ARTICLE VI
                                  THE CLOSING
                                  -----------

          6.1  Deliveries by Acquiport and CRF.  At Closing, CRF and Acquiport
               -------------------------------
shall deliver or cause to be delivered to the Title

Company (except where specified to remain at the management office of the applicable Acquiport Property) or to AOPP, as elected by the parties, duly executed originals of the following:

               (a)  The Unwind Agreement;

               (b) A duly executed Deed for each of the Acquiport Two Properties in the form attached hereto as Exhibit N;
                               ---------

               (c) A duly executed bill of sale in the form attached hereto as Exhibit NN, conveying to the OP title to Acquiport Two's Tangible Personal
----------
Property in connection with the Acquiport Two Properties;

               (d) A duly executed assignment to the OP of the warranties, guaranties, permits and the Intangible Personal Property in connection with the Acquiport Two Properties, in the form attached hereto as Exhibit OO (the
                                                         ----------
"Assignment of Intangible Property");

               (e) A duly executed assignment and assumption of Leases affecting the Acquiport Two Properties to the OP in the form of Exhibit PP (the
                                                      ----------
"Assignment of Leases");

               (f) A duly executed affidavit that Acquiport Two is not a "foreign person" within the meaning of Section 1445(e)(3) of the Internal Revenue Code of 1986 (the "Internal Revenue Code") in the form of Exhibit QQ
                                                                  ----------
(the "Non-Foreign Certificate");

               (g) A duly executed California Real Estate Withholding Exemption Certificates (Form 590-RE) in the form of Exhibit RR, (the "Form 590") for each
                                          ----------
Acquiport Two Property;

               (h) A duly executed legal opinion from counsel to Acquiport expressing the opinions described in Exhibit SS attached hereto;
                                     ----------

               (i) Keys to the Acquiport Properties that are not in possession of Tenants and originals (or copies certified to the knowledge of Acquiport, to the extent originals are not in the possession of Acquiport) of all Leases, Tenant files and property records in the possession of Acquiport (each of which may be left at the applicable Acquiport Property management office);

               (j) The corporate record book of Acquiport Three (provided CRF shall have reasonable access to, and may make such copies of, such information, at CRF's cost and expense);

               (k) Deliveries required as a result of the prorations described below.

               (l) Such other documents and instruments as are necessary or appropriate to consummate the Contribution and Merger in accordance with this Agreement, including, without limitation, an affidavit to the Title Company to enable the Title Company to issue a non-imputation endorsement to the Title Policy, provided that the form of such affidavit is acceptable to Acquiport Two in its reasonable discretion.

          6.2  Deliveries by Acquisition Corporation and AOPP.  At Closing, the
               ----------------------------------------------
applicable AOPP Entities shall deliver to Title Company or Acquiport Two, as elected by the parties, the following:

               (a) The AOPP Share Certificates;

               (b) Evidence reasonably satisfactory to Acquiport Two that the Agreement of Limited Partnership lists Acquiport Two as the holder of the Acquiport OP Units;

               (c) The Agreement Among Shareholders, duly executed by all AOPP Entities and PSA thereto;

               (d) Such certificates and resolutions of appropriate governmental officials and corporate officers as Acquiport Two may reasonably require to evidence that the AOPP Governance Amendment, and the OP Governance Amendment have been duly adopted and/or filed and are in full force and effect.

               (e) The Unwind Agreement, duly executed by AOPP, and the OP;

               (f) The Non-Competition Agreement, duly executed by PSA and AOPP;

               (g) A duly executed Assignment of Intangible Property;

               (h) A duly executed Assignment of Leases;

               (i) Employment Agreements, duly executed by Havner and Howard, and approved by the AOPP Board;

               (j) A duly executed legal opinion from counsel to AOPP and the OP expressing the opinions described in Exhibit TT attached hereto;
                                     ----------

               (k) Deliveries required as a result of the prorations described below;

               (l) Certificates of Merger to be filed with the California and Delaware Secretary of State with respect to the Merger;

          (m) Documents evidencing the election of John Hull to a three (3) person Board of Directors of AOPP, effective as of the Closing;

          (n) Such other documents and instruments as are necessary or appropriate to consummate the Contribution and Merger in accordance with this Agreement, including, without limitation, an affidavit to the Title Company to enable the Title Company to issue a non-imputation endorsement to the Title Policy, provided that the form of such affidavit is acceptable to Acquiport in its reasonable discretion.

     6.3  Closing Prorations.  The items below applicable to the Acquiport
          ------------------
Properties are to be apportioned as of 12:01 AM on the December 15, 1997 (regardless of when the prorations are calculated, or when Closing occurs)(the "Proration Date"); provided only the items described in subsections (b) and (d), below regarding Security Deposits and "Leasing Costs" (defined in subsection
(d), below) shall be calculated as of the Closing Date, with the balance of the items below apportioned pursuant to the Post Closing Review.

          (a) Security Deposits.  Acquiport shall credit to AOPP the sum of all
              ------------------
security deposits or other deposits paid by Tenants under any Leases at Acquiport Properties which have not been applied by Acquiport in accordance with such Leases as of the Proration Date, and any interest earned thereon which by law or the terms of such Leases are or could become refundable to tenants (collectively, "Security Deposits").

          (b) Rent and Tenant Charges.  Rent and Tenant Charges actually
              -----------------------
received by Acquiport under the Leases at Acquiport Properties shall be apportioned as of the Proration Date under the Post Closing Review. In addition, at the time of the final calculation and collection from Tenants of Tenant Charges for 1997, whether in the nature of a reconciliation payment or full payment, in arrears, there shall be a reproration between Acquiport Two and CRF, on the one hand, and AOPP, on the other hand, as to the Tenant Charges. Such reproration shall not be made on the basis of a per diem method of allocation, but shall instead be apportioned between Acquiport Two and CRF, on the one hand, and AOPP, on the other hand, on the basis of the relative share of actual expenses in question incurred by Acquiport Two and CRF, on the one hand, and AOPP, on the other hand, during the lease year in question. Acquiport Two and CRF and AOPP each covenants to provide the other with any information necessary to finalize these calculations. Percentage rent shall be prorated by utilizing the percentage rent payable for the applicable lease year based upon the actual days of ownership of the applicable property. There shall be no adjustment for percentage rent payments until after the receipt of any percentage rent payments made by the respective Tenants. AOPP covenants to bill Tenants for rent and Tenant Charges due from Tenants and diligently pursue collections from Tenants and, as collected, to timely deliver to Acquiport reproration amounts due Acquiport. Similarly, Acquiport Two and CRF agree to pay AOPP any reproration amounts due AOPP. Any amounts received from Tenants of the Acquiport Properties after Closing shall be applied on a Tenant by Tenant and property by property basis, in the following order: (A) first to AOPP or the OP (as applicable) on account of any amount due on or after the Proration Date; and (B) next, on account of any amount due Acquiport or CRF, on the one hand, or AOPP or the OP, on the other hand, for the period up to the Proration Date.

          (c) Real Estate Taxes and Special Assessments.  All unpaid real estate
              -----------------------------------------
taxes, special assessments, bonds and personal property taxes payable for all calendar years prior to the year in which Closing occurs (together with interest thereon) shall be paid by Acquiport with respect to the Acquiport Properties. Unpaid general real estate taxes and assessments in connection with the Acquiport Properties payable on account of the calendar year in which Closing occurs, shall be prorated between AOPP and Acquiport Two and CRF as of the Proration Date under the Post Closing Review. Acquiport Two and CRF, on the one hand, and AOPP, the OP and the other AOPP Entities, on the other hand, reserve the right to meet with governmental officials and to contest any reassessments governing or affecting their properties, and to contest and seek a refund of any taxes previously paid with respect thereto with respect to periods prior to the Proration Date. Acquiport Two and CRF shall retain the right to any refunds obtained with respect to their respective properties relating to the period prior to the Proration Date, and shall promptly pay to the party entitled thereto any such refunds received after the Proration Date relating to the period prior to the Proration Date.

          (d) Leasing Costs.  Under the Post Closing Review, Acquiport shall pay
              -------------
with respect to the Acquiport Properties all leasing commissions and tenant improvement costs and allowances (including free rent), if any, in connection with the current term of any Lease executed on or before the Closing except those Leases approved by AOPP (the "Leasing Costs"). The Leasing Costs that are to be prorated at the Closing are delineated on Exhibit UU; provided such
                                                ----------
exhibit does not limit the provisions of Section (g), below. In addition, Leases approved by AOPP are identified on Exhibit UU.
                                          ----------

          (e) Other Apportionments.  Amounts payable under the Contracts
              --------------------
applicable to the Acquiport Properties, annual or periodic permit and/or inspection fees (calculated on the basis of the period covered) and liability for operation and maintenance expenses and other recurring costs of the Acquiport Properties shall be apportioned as of the Proration Date under the Post Closing Review. Effective upon the Closing, Acquiport shall cancel all insurance it maintains on the Acquiport Properties and shall be entitled to retain any premium refund for such canceled policies. Acquiport shall receive a credit for any Deposits and Reimbursements.

          (f) Preliminary Closing Adjustment.  AOPP and Acquiport shall jointly
              ------------------------------
prepare and approve a preliminary Closing adjustment on the basis of the Security Deposit and Leasing Costs provisions.

          (g) Post-Closing Review.  All of the aforesaid prorations shall be
              -------------------
calculated as soon after the Closing Date as feasible, but in any event within ninety (90) days after the Closing Date (the "Post Closing Review"). The parties agree that, notwithstanding that the calculations or estimates on which the aforesaid prorations are based are determined during the Post Closing Review period, all such calculations shall be made as of 12:01 AM on the Proration Date. The parties shall cooperate in providing the information necessary to accomplish the Post Closing Review.

     6.4  Closing Costs.
          -------------

          (a) AOPP Closing Costs.  AOPP shall pay on or prior to the Closing
              ------------------
Date (i) the Chadwick Fee; and (ii) all fees, costs and expenses of AOPP Representatives, including, without limitation, AOPP Representatives' due diligence fees, costs and expenses and attorney fees and costs. AOPP shall cause the OP to pay after the Closing Date (iii) for such surveys of the Acquiport Properties as are required by AOPP Representatives or to enable the Title Company to issue the Title Policy in accordance with the Approved Title Form; (iv) such other closing costs as are customarily paid by the buyer of real property in the county in which each Acquiport Property is located; and any and all other costs or expenses of the Transactions.

          (b) CRF/Acquiport Two Closing Costs.  CRF or Acquiport Two, as
              -------------------------------
applicable, shall pay on or prior to the Closing Date (i) the Heitman Fee; and
(ii) all fees and costs and expenses of CRF Representatives, including, without limitation, CRF Representatives' due diligence fees, costs and expenses and attorney fees and costs, and (iii) such other closing costs as are customarily paid by the seller of real property in the county in which each Acquiport Property is located.

     6.5  Possession.  At Closing, Acquiport shall deliver possession of the
          ----------
Acquiport Properties to AOPP (subject to the rights of Tenants under the Leases).

     6.6  Notices to Tenants. Acquiport Two shall mail (or cause to be mailed)
          ------------------
via first-class mail (postage prepaid) or personally deliver to each Tenant of the Acquiport Properties, immediately after the Closing, a letter in substantially the form attached hereto as Exhibit VV, executed by AOPP and
                                          ----------
Acquiport Two or their authorized agents, advising each Tenant of the applicable change of ownership and the holding of security deposits, all in conformity with the requirements of California Civil Code
Section 1950.5(g)(1). If the notice to the Tenant is made by personal delivery, the Tenant shall acknowledge receipt of the notice and sign his or her name on Acquiport Two's copy of the notice.

          6.7  Reporting Requirements.  AOPP shall comply with all applicable
               ----------------------
federal, state and local reporting and withholding requirements relating to the close of the transactions contemplated herein. Without limiting the generality of the foregoing, to the extent the transactions contemplated by this Agreement involve a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The
                                                ---------------------
Title Company shall have sole responsibility to comply with the requirements of
Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law). For purposes hereof, Acquiport's tax identification numbers are 22-2909230 for Acquiport Two and 95-4189529 for Acquiport Three. Title Company shall hold the parties hereto and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorneys' fees and other litigation expenses, arising or resulting from the failure or refusal of Escrow Holder to comply with such reporting requirements.

                                  ARTICLE VII
                                   INDEMNITY
                                   ---------

          7.1  AOPP/OP General Indemnity.  AOPP and OP, jointly and severally,
               -------------------------
agree to save, hold harmless, indemnify and defend the CRF Representatives, and their respective successors and assigns, and each person, if any, who controls Acquiport within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (individually and collectively, "Acquiport Parties") from and against any and all obligations, liabilities, claims, liens or encumbrances, demands, losses, damages, causes of action, judgments, costs and expenses (including attorneys' fees), whether direct, contingent or consequential, and no matter how arising, incurred or suffered by any of them ("Losses and Liabilities"): (i) resulting from any misrepresentation or inaccuracy in or breach of any representation, warranty or covenant by AOPP Entities, PSA, or any AOPP Representative in this Agreement or any Closing Documents, (ii) resulting from (a) the issuance of the Acquiport AOPP Shares or the AOPP Share Certificates, or the Acquiport OP Units, and (b) the Reincorporation; or (iii) resulting from any of the litigation listed on Exhibit LL.
                                               ----------

          7.2    CRF General Indemnity.  CRF shall indemnify, save, defend and
                 ---------------------
hold harmless the AOPP Entities and their respective successors and assigns from and against and all Losses and Liabilities in any way (i) resulting from any misrepresentation or inaccuracy in or breach of any representation, warranty or covenant of Acquiport or any CRF

Representative in this Agreement or the Closing Documents, (ii) resulting from the Acquiport Restructuring. No right of set off against any distribution on account of Acquiport's AOPP Shares or Acquiport's OP Units shall be available; or (iii) resulting from the litigation listed on Exhibit AA.
                                                 ----------

          7.3  Securities Indemnification.  AOPP and OP, jointly and severally,
               --------------------------
agree to indemnify, defend and hold harmless Acquiport Parties from and against any and all Losses and Liabilities arising out of or based upon (i) any breach or violation, or alleged breach or violation of the Securities Act, Exchange Act or any other federal or state securities law by AOPP, PSA, OP, PSPll, Acquisition Corporation or any of their Affiliates in connection with the Merger, Listing Merger or the Listing, (ii) the actions taken to form the Resulting Entity in the event the Listing Merger does not occur, (iii) the distribution or issuance of AOPP Shares to any AOPP Entity or any other party prior to or in connection with the Merger, Listing Merger and the Listing, (iv) the issuance of OP Units, the conversion of OP Units to AOPP Shares, the redemption of OP Units for cash, in each case prior to or in connection with the Merger, Listing Merger and the Listing, and (v) a breach of this Agreement and/or any other Transaction document that does not constitute a breach of representation described in Sections 7.1 and/or 7.2; provided, however, that the
                                                     --------  -------
indemnity provided pursuant to this Section 7.3 shall not apply to any Losses and Liabilities including, without limitation, Losses and Liabilities to ABKB/LaSalle Securities Limited Partnership, Cohen & Steers Capital Management, Inc., Morgan Stanley Asset Management, Fidelity Management and Research, Stanford University, State of Michigan Retirement Systems pursuant to that certain Term Sheet with AOPP dated December 3, 1997, to the extent arising out of any untrue statement or omission or alleged untrue statement or omission of a material fact contained in any registration statement or prospectus relating to the Merger, Listing Merger or Listing made therein in reliance upon and in conformity with written information concerning the Acquiport Properties furnished by CRF expressly for use in connection with such documents, or which concerns the Acquiport Properties, and which has been approved in writing by CRF for use in such documents (collectively, an "Approved Statement"), or in reliance upon and in conformity with the Acquiport Financial Statements; provided further however, neither this Agreement nor any other Transaction document, nor anything contained in this Agreement or any other Transaction document shall constitute or be deemed an Approved Statement unless, and only to the extent that, such either is separately designated in writing by CRF to be an Approved Statement or is information concerning Acquiport or the Acquiport Properties incorporated in a registration statement or prospectus relating to the Listing verbatim from a Transaction document.

          7.4 Limited Securities Indemnification by CRF.  CRF agrees to
              -----------------------------------------
indemnify, defend and hold harmless AOPP and its successors and assigns, and each person, if any, who controls

AOPP within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any Losses and Liabilities, including, without limitation, Losses and Liabilities to ABKB/LaSalle Securities Limited Partnership, Cohen & Steers Capital Management, Inc., Morgan Stanley Asset Management, Fidelity Management and Research, Stanford University, State of Michigan Retirement Systems pursuant to that certain Term Sheet with AOPP dated December 3, 1997, but only to the extent arising out of any untrue statement or omission or alleged untrue statement or omission of a material fact contained in any registration statement or prospectus (other than this Agreement or any other Transaction documents filed as a part of, with or as an exhibit to any such registration statement or prospectus) relating to the Merger, Listing Merger or Listing made therein in reliance upon and in conformity with written information furnished by CRF expressly for use in connection with such documents, or which has been approved in writing by CRF for use in such documents in connection with the Merger, Listing Merger or Listing or in reliance upon and in accordance with the Acquiport Financial Statements; provided further however, neither this Agreement nor any other Transaction documents, nor anything contained in this Agreement or Transaction documents shall constitute or be deemed an Approved Statement unless, and only to the extent that, such is separately designated in writing by CRF to be an Approved Statement. No right of set off or counter-claim against any distribution on account of Acquiport's AOPP Shares or Acquiport's OP Units shall be available.

          7.5  Conduct of Indemnification Proceedings.  The indemnified party
               --------------------------------------
under any indemnity contained in this Agreement shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (a) shall not relieve it from any liability which it may have under the indemnity agreements provided in this Agreement, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses, and (b) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligations provided under this Agreement. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party
                              --------  -------
will not settle any such action or proceeding without the written consent of the indemnified party unless, as a condition to such settlement, the indemnifying party secures the unconditional release of the indemnified party; and provided
                                                                      --------
further, that if the defendants in any such action or proceeding include both
-------
the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of such action or proceeding, after having received the notice referred to in the first sentence of this Section, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the second proviso in the second sentence of this Section.

     7.6  Contribution.
          ------------

          (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in this Agreement are for any reason held to be unenforceable by the indemnified party in accordance with its terms, Acquiport and the OP, and, to the extent such contribution is not satisfied by the OP, then AOPP, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement, in such proportion as is appropriate to reflect the relative fault of Acquiport and the AOPP Entities and PSA in connection with the statements or omissions which resulted in such Losses and Liabilities. The relative fault of the parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          (b) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subparagraph (a) above.

          (c) Notwithstanding subparagraphs (a) and (b) above, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an indemnified party within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the indemnified party.

     7.7  Liability Threshold.
          -------------------

          (a) Notwithstanding the provisions of Section 7.7(b), below, the Thresholds shall not apply to or limit the indemnification with respect to (i) representations and warranties relating to the due organization and ownership of Acquisition Corporation, AOPP or the OP, the transfer or issuance of all Acquiport AOPP Shares and Acquiport OP Units, the due organization or ownership of AOPP Entities, the qualification of AOPP as a VCOC after the Reincorporation, the qualification of the OP as a REOC, or the qualification of PSP11 as a publicly traded REIT and a VCOC and AOPP as a private REIT, (ii) representations and warranties relating to the due organization and ownership of Acquiport, (iv) representations and warranties regarding, or violations of, securities laws, (v) prorations, (vi) sections 4.13 and 4.14 regarding the absence of liabilities for Acquisition Corporation, AOPP, the OP and/or PSP11, (vii) section 3.18 regarding the absence of liabilities for Acquiport, and (viii) representations and warranties regarding the Merger, Listing, whether by the Listing Merger, an initial public offering ("IPO") or otherwise (individually and collectively, the "Excluded Claims"). Losses and Liabilities arising from Excluded Claims shall not be included in the calculation of the Thresholds defined in Section 7.7(b), below.

          (b) Neither AOPP nor the OP, on the one hand (the "AOPP Indemnitors"), nor CRF or Acquiport on the other hand (the "Acquiport Indemnitor"), shall be required to indemnify any other party under the provisions of Article XIII for any Losses and Liabilities (other than arising out of Excluded Claims) unless the aggregate dollar amount of such Losses and Liabilities reasonably estimated by the claimant and validly claimed against either the AOPP Indemnitors or the Acquiport Indemnitor (the "Threshold") equals or exceeds the "General Claims Threshold" for "General Claims", or the "Lease Threshold" for "Lease Claims" (as such terms are hereafter defined), as applicable. As used herein, "General Claims" shall mean claims for Losses and Liabilities relating to or arising out of the breach or default of any representation, warranty or covenant other than Excluded Claims and Lease Claims. The "General Claims Threshold" shall be Eight Hundred Forty Thousand Dollars ($840,000). As used herein, "Lease Claims" shall mean claims for Losses and Liabilities relating to or arising out of the breach or default of the representations and warranties contained in Section 3.7 and
4.21. The "Lease Claims Threshold" shall be One Hundred Sixty Thousand Dollars ($160,000). If the applicable Threshold is equalled or exceeded by the claiming party, then the full amount of Losses and Liabilities of the claimant governed by such Threshold shall be recoverable under the indemnification provisions of this

Agreement. Losses and Liabilities which are covered by title insurance or the proceeds of condemnation or casualty insurance shall not be included in computing whether the aggregate claims equal or exceed the applicable Threshold for the purpose of this provision.

          7.8  Maximum Liability.  The maximum liability of AOPP and the OP, on
               -----------------
the one hand, and CRF and Acquiport, on the other hand, for any Losses and Liabilities shall equal One Hundred Thirty Five Million Dollars ($135,000,000) plus all costs of the prevailing party to recover for a Loss or Liability under this Agreement.

          7.9  Survival.  Subject to the provisions of Section 9.1, below, and
               --------
the provisions of Article VII shall survive the Closing, Merger, Listing Merger, Listing, Unwind or termination of this Agreement.

                                  ARTICLE VIII
                                INDUSTRY CENTER
                                ---------------

          Acquiport Two owns a property commonly known as "Industry Center" located at 1245/1265 Johnson Drive, 1310/1320 Johnson Drive, 16666 Johnson Drive, 1361/1364 Marion Court, 1285 Bixby Drive, 1295/1315 Johnson Drive, 16622/16644 Johnson Drive, 1365 Darius Court, and 1350 Bixby Drive/16651 Johnson Drive, City of Industry, California (the "Industry Property"). The Industry Property was originally intended to be included in the portfolio of Acquiport Properties transferred to AOPP pursuant to the terms hereof in exchange for 382,163 AOPP Shares (the "Industry AOPP Shares"). Prior to the Closing Date, AOPP determined that there may be certain environmental concerns at the Industry Property (the "Unresolved Environmental Matters"). The Industry Property was removed from the portfolio of Acquiport Properties that are the subject of this Agreement as a result of the Unresolved Environmental Matters. On or prior to a date which is ten (10) weeks following the Closing Date, Acquiport Two will diligently and in good faith identify the scope of the Unresolved Environmental Matters. On or prior to a date which is twelve (12) weeks following the Closing Date, Acquiport Two shall inform AOPP whether (a) Acquiport Two elects to use reasonable efforts to resolve the Unresolved Environmental Matters (which shall include reasonable investigation and monitoring activity and the expenditure of up to $1,000,000 for remediation), in which case the provisions of this Article shall apply or (b) Acquiport Two does not commit to use reasonable efforts to resolve the Unresolved Environmental Matters, in which case the provisions of this Article shall thereupon be of no further force or effect. In the event Acquiport Two fails to deliver notice pursuant to the preceding sentence, Acquiport Two shall be deemed to have elected (b), above. In the event such Unresolved Environmental Matters are resolved in a manner satisfactory to AOPP in its sole discretion on or before twelve (12) months after the Closing Date, AOPP agrees to acquire the Industry Property and Acquiport

Two agrees to sell the Industry Property to AOPP. Such acquisition shall be by either by the merger of Acquiport Two with and into a newly formed subsidiary of AOPP or the Resulting Entity for the Industry AOPP Shares (or an equivalent number of shares in any Resulting Entity), or the contribution of Industry Center to the OP for OP Units equivalent to the AOPP Industry Shares, upon terms and provisions substantially similar to those contained in this Agreement, as mutually agreed by Acquiport Two and AOPP. This Article shall survive Closing for a period of fifteen (15) months after the Closing Date.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

          9.1  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties contained in Sections 3.1 through 3.4, inclusive, 3.8, 3.11, 3.15 through 3.19, inclusive, 3.21, 3.22, 4.1 through 4.8, inclusive, 4.10, 4.11,
4.12 through 4.16, inclusive, 4.25, and 4.30 shall survive the Closing, Merger and the Listing, or the Unwind, without limitation; the representation and warranty contained in Section 4.1 regarding the maintenance of the VCOC shall survive Closing, Merger, Listing Merger and Listing; all other representations and warranties of AOPP and Acquiport in this Agreement shall survive until the earlier of (a) a period of two (2) years after the Closing, or (b) the Unwind Date (whichever of (a) or (b) is applicable is referred to herein as the "Survival Period"), except in the case of fraud or willful misrepresentation, in which case such representations and warranties shall survive independent of this limitation; provided, however, that for matters as to which either party has given the other written notice within the Survival Period, the representation and warranties that are related to the matters in such written notice shall survive until all liabilities arising out of the matters described in such written notice have been satisfied. Any indemnification reflected in this Agreement shall not be extinguished by the Closing, Unwind or Listing, but shall survive indefinitely; provided that, notwithstanding the foregoing, any claim for indemnification arising out of or relating to a representation or warranty that does not survive indefinitely as provided above, shall be effective only if written notice of such claim identifying the applicable representations or warranties has been delivered prior to the expiration of the Survival Period.

          9.2  Specific Performance.  The parties hereto acknowledge that the
               --------------------
obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (a) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and

(b) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction (each party waives the requirement of the posting of any bond or security in connection with any proceedings or any injunction issued in connection with this Section).

          9.3  Commissions.  CRF and AOPP each represent and warrant to the
               -----------
other that (other than CRF's engagement of Heitman as an advisor, whose entire fee shall be the responsibility of CRF pursuant to a separate agreement, and AOPP's engagement of Chadwick as an advisor, whose entire fee shall be the responsibility of AOPP pursuant to a separate agreement) neither has employed any real estate agent, broker, investment banker, advisor or finder in connection with the Transactions. CRF shall be responsible for any commission or fee and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by AOPP in defending against any claim for a commission or fee by Heitman, and AOPP shall be responsible for any commission or fee and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Acquiport in defending against any claim for a commission or fee by Chadwick. The party through whom any other broker or finder makes a claim shall hold harmless, indemnify and defend the other party hereto, its successors and assigns, agents, employees, officers and directors, and the Properties from and against any and all obligations, liabilities, claims, demands, liens, encumbrances and losses (including, without limitation, attorneys' fees), whether direct, contingent or consequential, arising out of, based on, or incurred as a result of such claim. The provisions of this Section shall survive the Closing, Merger, Listing Merger and Listing or termination of this Agreement.

          9.4  Confidentiality/ No Third Party Beneficiary.  Each of the AOPP
               -------------------------------------------
Entities, on the one hand, and Acquiport Two and CRF, on the other hand, and their respective Representatives agree to maintain as confidential and to not disclose to any third parties, other than AOPP Entities and AOPP Representatives, and CRF Representatives, any information in their possession concerning the CRF Representatives, or the Acquiport Properties and AOPP Entities, or the REIT Properties, except information which (i) is required to be disclosed by any of the parties hereto to comply with applicable laws or governmental regulations (including securities laws and regulations) or a subpoena or judicial order; (ii) is a matter of public record; (iii) is utilized by AOPP in a filing with the SEC provided that CRF is identified by name in such filing only to the extent necessary to comply with SEC requirements; or (iv) is used for raising funds or acquiring additional properties provided all such disclosures are first approved by Heitman. Neither party shall release or cause or permit to be released any press notices or advertising promotion or other publicity relating to the Transactions without first giving reasonable notice to, and consulting with, and obtaining the written consent of, the other party. As an accommodation only, CRF consents to the delivery prior to the Listing Merger of the documents listed on Exhibit WW to certain equity investors in AOPP (the "Equity Investors"),
   ----------
provided, however, AOPP shall inform any such Equity Investors that they are not third party beneficiaries of such documents and they are not entitled to rely upon, or to any recourse to Acquiport or any CRF Representatives on account of, any of the provisions or information contained in such documents. Each of the AOPP Entities, on the one hand, and Acquiport Two and CRF, on the other hand, and their respective Representatives agree that there are no third party beneficiaries to this Agreement, the Closing Documents or any Transaction documents.

          9.5  Joint and Several Obligations.  Where obligations and/or
               -----------------------------
liabilities herein are the joint and several obligations of AOPP and the OP, without limiting the joint and several nature of such obligations and liabilities, all such obligations and liabilities shall first be satisfied by the OP, and then by AOPP.

          9.6  Notices.  Any notice, consent or approval required or permitted
               -------
to be given under this Agreement shall be in writing and shall be deemed to have been given (i) upon hand delivery to the recipient; (ii) if sent by facsimile transmission, upon receipt by the sender of confirmation of such transmission,
(iii) one (1) business day after being deposited with Federal Express or another reliable overnight courier service for next day delivery; or (iv) on the date of receipt or refusal to accept delivery when deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required; and addressed or telecopied as follows:

          If to AOPP:         American Office Park Properties, Inc.
          ----------          701 Western Avenue, Suite 200
                              Glendale, California 91201
                              Attn:  Mr. Ronald L. Havner, Jr.
                              Fax No.:        (818) 244-9267
                              Telephone No.: (818) 244-8080

          With a copy to:     Hale and Dorr LLP
          --------------      1455 Pennsylvania Avenue, N.W.
                              Washington, D.C. 20004
                              Attn: Steven S. Snider, Esq.
                              Fax No.:       (202) 942-8484
                              Telephone No.: (202) 942-8494

          If to Acquisition
          -----------------
          Corporation:        c/o American Office Park Properties, Inc.
          -----------         701 Western Avenue, Suite 200
                              Glendale, California 91201
                              Attn: Mr. Ronald Havner, Jr.
                              Fax No.: (818) 244-9267
                              Telephone No.:  (818) 244-8080

          With a copy to:     Hale and Dorr LLP
          --------------      1455 Pennsylvania Avenue, N.W.
                              Washington, D.C. 20004
                              Attn: Steven S. Snider, Esq.
                              Fax No.:       (202) 942-8484
                              Telephone No.: (202) 942-8494

          If to CRF or
          ------------
          Acquiport Two:      Office of the State Comptroller
          -------------       633 Third Avenue, 31st Floor
                              New York, New York  10017-6754
                              Attn: Chief Real Estate Investment
                                   Officer-Equity Program
                              Fax No.:       (212) 681-4485
                              Telephone No.: (212) 681-4489

          With a copy to:     Office of the State Comptroller
          --------------      633 Third Avenue, 31st Floor
                              New York, New York  10017-6754
                              Attn: Marjorie Tsang, Esq.
                              Fax No.:       (212) 681-4485
                              Telephone No.: (212) 681-4471

          With a copy to:     Cox, Castle & Nicholson LLP
          --------------      2049 Century Park East, Suite 2800
                              Los Angeles, California  90067
                              Attn:  Amy H. Wells, Esq.
                              Fax No.:       (310) 277-7889
                              Telephone No.: (310) 284-2233

          And a copy to:      Heitman Capital Management
          -------------       Corporation
                              180 North LaSalle Street
                              Suite 3400
                              Chicago, Illinois  60601-2886
                              Attn: David B. Perisho
                              Fax No.:       (312) 541-6798
                              Telephone No.: (312) 541-6748

or such other address or telecopy number as either party may from time to time specify in writing to the other; provided, however, that the foregoing addresses and numbers shall remain in effect unless and until notice of any change is deemed to have been given in the manner required by this Section.

          9.7  Execution of Documents by Acquiport and CRF.  Acquiport and CRF
               -------------------------------------------
have informed AOPP, and AOPP understands and agrees, that for administrative reasons Acquiport and CRF require up to five (5) business days to execute any document and an additional one (1) business day to deliver such document to the Title Company. Therefore, all Closing Documents to be executed by Acquiport and/or CRF shall be agreed to and prepared in final execution form and received by Acquiport and/or CRF for execution not less than six (6) business days prior to the scheduled Closing Date.

          9.8  Successors and Assigns.  Provided such assignment does not
               ----------------------
violate any applicable securities or REIT laws, and Acquiport Two may assign all or any portion of its right to receive AOPP Shares and OP Units under this Agreement and any other Transaction documents, including, without limitation, their Acquiport AOPP Shares and Acquiport OP Units, to any entity or entities wholly owned directly or indirectly by CRF, and such entity or entities shall have all of the rights available to CRF and Acquiport Two as though they were the original party hereto and to such other Transaction documents. Notwithstanding any such assignment by CRF and or Acquiport Two, CRF shall remain liable for all representations, warranties, liabilities and indemnifications of CRF provided for herein unless the entity assigned CRF's rights and obligations is legally responsible for all representations, warranties, liabilities and indemnifications of CRF provided for herein. Concurrently with the Listing Merger, AOPP may assign its rights and obligations under this Agreement to PSP11, provided that PSP11 expressly assumes all of the duties, obligations and liabilities of AOPP, and further provided that PSP11 has executed and delivered the Unwind Agreement. Notwithstanding any such assignment by AOPP, AOPP shall remain liable for all representations, warranties, liabilities and indemnifications of AOPP provided for herein, unless as a result of the Listing Merger the entity into which AOPP merges is legally responsible for all representations, warranties, liabilities and indemnifications of AOPP provided for herein. Except as provided in this Section, no party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise. This Section shall survive the Merger, Listing Merger and the Listing.

          9.9  Governing Law.  This Agreement, and all documents and instruments
               -------------
executed and delivered in connection herewith shall be governed by and construed in accordance with the laws of the State of California notwithstanding that California law, with respect to choice of law, or the Constitution, laws or treaties of the United States of America, may dictate that this Agreement or such documents or instruments should be governed by or construed in accordance with the laws of another jurisdiction.

          9.10 Enforcement.  If any party hereto institutes any action or
               -----------
proceeding to interpret or enforce any provision of this Agreement or for an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover its actual attorneys' fees and all fees, costs and expenses incurred in connection with such action or proceeding. Such attorneys' fees, fees, costs and expenses shall include post judgment attorneys' fees, fees, costs and expenses incurred on appeal or in collection of any judgment. This provision is separate and several and shall survive the merger of this provision into any judgment on this Agreement. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

          9.11 Jurisdiction and Venue.  Any action initiated by any party under
               ----------------------
this Agreement shall be brought and prosecuted in the United States District Court for the Central District of California which the parties acknowledge and agree is a convenient forum in which to litigate such action, and the parties waive any right to commence or transfer such action in or to any other court. Should said District Court find that it has no jurisdiction over such action, then such action shall be brought and prosecuted in the Superior Court of the County of Los Angeles, State of California. Each party hereto expressly consents and submits to personal jurisdiction in the federal or state courts, as the case may be, in the State of California, County of Los Angeles and to permanent and exclusive venue in Los Angeles County, State of California. In addition, in any action under this Agreement, each party hereto expressly consents to service of process by any manner set forth in this Agreement for the giving of notice.

          9.12 Time of the Essence.  Time is of the essence of this Agreement.
               -------------------

          9.13 Severability.  If any provision of this Agreement, or the
               ------------
application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

          9.14 Exhibits.  All exhibits attached hereto are incorporated herein
               --------
as though fully set forth herein.

          9.15 Further Assurances.  Each party agrees to cooperate fully with
               ------------------
the other parties and to prepare, execute, and deliver such further instruments of conveyance, contribution, assignment, or transfer and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement.

          9.16 Counterparts.  To facilitate execution, this Agreement may be
               ------------
executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereof.

          9.17 No Waiver.  No delay or failure on the part of any party hereto
               ---------
in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified herein.

          9.18 Entire Agreement.  The documents, letters and other agreements
               ----------------
executed and delivered substantially concurrently with the execution and delivery of this Agreement are intended by the parties as a final expression of their agreement regarding the Merger and Contribution and are intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect thereof. There are no covenants, agreements, promises, warranties or understandings other than those set forth or referred to herein, with respect to such subject matter. This Agreement, together with its exhibits and the other documents and agreements referred to herein, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof. This Agreement shall not be modified or amended except in a written document signed by the parties hereto. The obligations of the AOPP Entities and of CRF and Acquiport, respectively, shall be joint and several.

          9.19 Legal Representation and Construction.  Each party hereto has
               -------------------------------------
been represented by legal counsel in connection with the negotiation and drafting of this Agreement. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                         AMERICAN OFFICE PARK PROPERTIES, INC., a
                         California corporation


                         By:  /s/ RONALD L. HAVNER, JR.
                             -------------------------------------------
                              Ronald L. Havner, Jr., President
                              and Chief Executive Officer


                      [SIGNATURES CONTINUED ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]


                         AMERICAN OFFICE PARK PROPERTIES, L.P., a
                         California limited partnership

                         By: AMERICAN OFFICE PARK PROPERTIES, INC., a California corporation, sole general partner


                              By: /s/ RONALD L. HAVNER, JR.
                                 ________________________________
                                    Ronald L. Havner, Jr., President and Chief
                                    Executive Officer


                         AOPP ACQUISITION CORP. THREE, a California corporation


                         By: /s/ RONALD L. HAVNER, JR.
                            -------------------------------------
                              Ronald L. Havner, Jr., President
                              and Chief Executive Officer


                         ACQUIPORT TWO CORPORATION, a Delaware corporation


                         By:  /s/ HOWARD J. EDELMAN
                              -----------------------------------

                              Howard J. Edelman, Vice President
                              -----------------------------------
                                    (Print Name and Title)


                         ACQUIPORT THREE CORPORATION, a Delaware corporation

                         By:  /s/ HOWARD J. EDELMAN
                              -----------------------------------

                              Howard J. Edelman, Vice President
                              -----------------------------------
                                    (Print Name and Title)

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]


                         THE COMPTROLLER OF THE STATE OF NEW YORK AS TRUSTEE OF THE COMMON RETIREMENT FUND


                         By:   /s/ JOHN E. HULL
                             ------------------------------------
                              John E. Hull, Deputy Comptroller,
                              Investments & Cash Management



Chicago Title Insurance Company agrees to act as Escrow Holder in accordance with the terms of this Agreement and to comply with all reporting requirements of Section 6045 of the United States Internal Revenue Code and the regulations promulgated thereunder and to comply with the terms and provisions of Paragraph
6.7 of this Agreement.



                         CHICAGO TITLE INSURANCE COMPANY

                         By: /s/ Joanne Williamson
                             ------------------------------------

                               Joanne Williamson
                             ------------------------------------
                              (Print Name and Title)
                              Underwriting Counsel

                                  EXHIBIT LIST
                                  ------------

                                                                  Section(s)
                                                                  ----------
Exhibit A        -    Acquiport Financial Statements                     1.5
Exhibit B        -    Description of Acquiport Properties                1.6
Exhibit C-1-
C-6              -    Legal Descriptions                                 1.6
Exhibit D        -    Acquiport Review Material                          1.8
Exhibit E        -    Acquiport Three Share Certificates                1.10
Exhibit F        -    Agreement Among Shareholders and Company          1.12
Exhibit G        -    AOPP Business Plan                                1.15
Exhibit H        -    AOPP Governance Amendment                         1.16
Exhibit I        -    AOPP Entities Financial Statements                1.18
Exhibit J        -    AOPP Properties                                   1.19
Exhibit K        -    AOPP Review Material                              1.21
Exhibit L        -    AOPP Share Certificates                           1.23
Exhibit M        -    Approved Title Form                               1.24
Exhibit N        -    Deed(s)                                    1.43,9.1(b)
Exhibit O        -    AOPP/Havner Employment Agreement                  1.46
Exhibit P        -    AOPP/Howard Employment Agreement                  1.46
Exhibit Q-1      -    Lease List                                        1.63
Exhibit Q-2      -    Updated Lease List                                1.63
Exhibit R        -    Non-Competition Agreement                         1.72
Exhibit S        -    OP Governance Amendment                           1.75
Exhibit T        -    PSA Business Park Properties                      1.81
Exhibit U        -    PSP11 Amendments                                  1.83
Exhibit V        -    PSP11 Business Park Properties                    1.84
Exhibit W        -    PSP11 Financial Statements                        1.85
Exhibit X        -    Rent Rolls                                        1.89
Exhibit Y        -    Unwind Agreement                                 1.102
Exhibit Z        -    Environmental Reports                             3.10
Exhibit AA       -    CRF/Acquiport Litigation                          3.11
Exhibit BB       -    Tax Matters Representation                        3.16
Exhibit CC       -    Intentionally Deleted
Exhibit DD       -    Service Contracts                                 3.20
Exhibit EE       -    Tax Contests                                      4.11
Exhibit FF       -    AOPP/OP Financial Update                          4.13
Exhibit GG       -    PSP Financial Update                              4.14
Exhibit HH       -    AOPP Stock/OP Units                               4.16
Exhibit II       -    Compliance with Laws                              4.17
Exhibit JJ       -    Title Matters                                     4.19
Exhibit KK       -    AOPP Contracts                                    4.22
Exhibit LL       -    AOPP Entities Litigation                          4.23
Exhibit MM       -    Insurance Claims                                  4.29
Exhibit NN       -    Bill of Sale                                    6.1(c)
Exhibit OO       -    Assignment of Intangible Property               6.1(d)
Exhibit PP       -    Assignment and Assumption of Lease              6.1(e)
Exhibit QQ       -    Certificate of Non-Foreign Status               6.1(f)
Exhibit RR       -    Form 590                                        6.1(g)
Exhibit SS       -    Acquiport Legal Opinion                         6.1(h)
Exhibit TT       -    AOPP Legal Opinion                              6.1(j)
Exhibit UU       -    Leasing Costs                                   6.3(d)
Exhibit VV       -    Notice to Tenants                                  6.6
Exhibit WW       -    Documents Delivered to Equity Investors            9.4
Exhibit XX       -    Pending Insurance Claims                         3.14